                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            PAYLESS SHOESOURCE, INC.
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                            PAYLESS SHOESOURCE, INC.
                             3231 EAST SIXTH STREET
                              TOPEKA, KANSAS 66607

                                                                  April 14, 1997

Dear Fellow Shareowner:

     You are cordially invited to attend the annual meeting of shareowners to be held at the Washburn University Bradbury Thompson Center (Corner of Jewell and 17th Streets), Topeka, Kansas, on Friday, May 23, 1997, at 10:00 a.m., Central Daylight Time.

     We are pleased that we made substantial progress toward our financial objectives during 1996, as we completed the first fiscal year after our spin-off from The May Department Stores Company. We achieved a significant increase in earnings, and we successfully repositioned our store base by closing unproductive stores.

     We have also made plans for future growth and investment. Toward the end of fiscal 1996, we announced the acquisition of the Parade of Shoes division of J. Baker, Inc. We plan to build Parade of Shoes into a significant new business, while we continue to improve the profitability of our core business, the Payless ShoeSource chain.

     Please be sure your shares are represented at this meeting. Even if you plan to attend, we encourage you to promptly sign, date and return your proxy in the enclosed postage-paid envelope.

                                          Sincerely,

                                          Steven J. Douglass
                                          Chairman of the Board and Chief
                                          Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

     The annual meeting of Payless ShoeSource, Inc., a Missouri corporation (the "Company"), will be held at the Washburn University Bradbury Thompson Center, 1700 College Avenue (Jewell and 17th Streets), Topeka, Kansas, on Friday, May 23, 1997 at 10:00 a.m., Central Daylight Time, for the following purposes:

          A) To elect two Directors;

          B) To ratify the appointment of independent public accountants;

          C) To consider and vote upon the 1996 Stock Incentive Plan, as amended;

          D) To consider and vote upon the Executive Incentive Compensation Plan for Payless Executives;

          E) To consider and vote upon the Payless Stock Ownership Plan; and

          F) To consider and vote upon such other matters as may properly come before the meeting.

     The foregoing matters are more fully described in the following proxy statement. All common shareowners of record at the close of business on March 24, 1997 (the "Record Date") are entitled to vote at the meeting and any adjournment thereof.

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WHETHER OR NOT YOU ARE ABLE TO ATTEND PERSONALLY. ACCORDINGLY, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                          By order of the Board of Directors

                                          William J. Rainey
                                          Secretary
Topeka, Kansas
April 14, 1997

PROXY STATEMENT

     This proxy statement is furnished to shareowners of common stock of Payless ShoeSource, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of shareowners and at all adjournments thereof. This proxy statement and the enclosed form of proxy are being mailed to shareowners on or about April 14, 1997.

     The Record Date of the annual meeting is March 24, 1997. The outstanding voting securities of the Company as of such date consisted of 39,919,635 shares of common stock (excluding 1,080,365 shares of treasury stock). Owners of common stock are entitled to cast one vote for each share owned.

     Properly executed and dated proxies which are received by the Company prior to the annual meeting of shareowners will be voted in accordance with the instructions thereon. If a proxy is received with no instructions given with respect to the matters to be acted upon, shares represented by the proxy will be voted (i) for the election of the nominees to the Company's Board of Directors designated below, (ii) for the ratification of the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending January 31, 1998, (iii) for approval of the 1996 Stock Incentive Plan, as amended, (iv) for approval of the Executive Incentive Compensation Plan for Payless Executives, and (v) for approval of the Payless Stock Ownership Plan.

     A proxy confers discretionary authority with respect to the voting of the shares represented thereby on any other business that may properly come before the meeting and any adjournments thereof. Management knows of no other matters to be presented at the meeting other than as mentioned above. However, if a matter not specifically set forth in the foregoing notice properly comes before the meeting, it is intended that the holders of proxies will vote thereon in their discretion. A proxy also confers discretionary authority upon the holders of the proxy to approve minutes of last year's annual meeting of shareowners, to vote on matters incident to the conduct of the meeting and to vote on the election of any person as director if the nominee herein named should decline or become unable to serve as a director for any reason.

     In all matters, including the election of directors, the affirmative vote of the owners of a majority of shares represented in person or by proxy at the annual meeting is required. The shares represented by abstentions, withheld votes and broker non-votes will be considered present at the meeting for quorum purposes. In the election of directors, a withheld vote will be counted as a negative vote and broker non-votes will not be counted. On other matters, abstentions and broker non-votes (i) will not be counted as either FOR or AGAINST a matter, and (ii) will have no effect upon the ratification of the appointment of independent public accountants or other proposals.

     A shareowner may revoke a proxy with a later-dated, properly executed proxy or other writing delivered to the Secretary of the Company at any time before the proxy originally submitted is voted at the annual meeting. Attendance at the annual meeting will not have the effect of revoking a properly executed proxy unless the shareowner delivers a written revocation to the Secretary of the Company before the proxy is voted.

THE ELECTION OF DIRECTORS

PROPOSAL (A) ON THE ACCOMPANYING PROXY CARD.

     Directors and Nominees for Directors. The Company's Board of Directors currently consists of six Directors divided into three classes serving staggered terms. Four of the Company's current directors are serving in two classes with terms that continue beyond the 1997 annual meeting, and they are not subject to election at this meeting. Two Directors, Richard A. Jolosky and Robert L. Stark, serve as a class with terms that expire at the 1997 annual meeting, and these Directors are Company nominees for reelection at this meeting. Each of the two Directors to be elected at the 1997 annual meeting will serve a term of three years to expire at the annual meeting to be held in the year 2000 or until his successor is elected and qualifies.

     Two of the Company's continuing Directors, Messrs. Thomas A. Hays and Michael E. Murphy, have terms expiring at the end of the 1998 annual meeting of shareowners, and the other two continuing Directors,

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

Messrs. Steven J. Douglass and Howard R. Fricke, have terms expiring at the 1999 annual meeting of shareowners.

     Each nominee has consented to being named as a nominee and to serve if elected. If any nominee should subsequently become unavailable for election, the holders of proxies may, in their discretion, vote for a substitute or the Board of Directors may reduce the number of Directors to be elected.

     Further information concerning both the nominees for election as Directors at the 1997 annual meeting and the continuing Directors, including their businesses during at least the past five years, appears below.

     RICHARD A. JOLOSKY is 62 years old and has served as President of the Company since January, 1996. He initially joined the Company in September, 1982, serving as Executive Vice President-Merchandising (1982-1984) and then as President (1985-1988). Prior to rejoining the Company in 1996, Mr. Jolosky was President and Chief Executive Officer of Silverman Jewelry Company (1995-1996), Chief Executive Officer of the Richard Allen Company (1992-1995), a consultant for Northern Automotive Company and President and Chief Executive Officer of J&T Shoe Company (1988). Mr. Jolosky has served as a Director of the Company since April 30, 1996.

     ROBERT L. STARK is 63 years old and has been Dean of The Regents Center at the University of Kansas since 1993. Prior to his becoming Dean, Mr. Stark was employed by Hallmark Cards, Inc. for 35 years in several capacities, including:
Executive Vice President and President of the Personal Communication Group, Senior Vice President and Group Vice President of Hallmark, President of Hallmark Canada and a member of the board of directors. He is also on the board of directors of Champion Enterprises, Inc., Mercantile Bancorporation and Century Products. Mr. Stark has served as a Director of the Company since April 30, 1996.

     STEVEN J. DOUGLASS is 47 years old and has served as Chairman of the Board and Chief Executive Officer of the Company since May 4, 1996, the date on which the Company's shares were distributed in a spin-off by The May Department Stores Company ("May") to its shareholders (the "Spin-off"). Mr. Douglass has been Chairman and Chief Executive Officer of the Company since April, 1995. He joined the Company in 1993 and served as Senior Vice President/Director of Retail Operations from 1993 to January, 1995 and as Executive Vice President/Director of Retail Operations from January, 1995 to April, 1995. Prior to his association with the Company, Mr. Douglass held several positions at divisions of May, serving as Chairman of May Company, Ohio (1990-1993) and Senior Vice President and Chief Financial Officer of J.W. Robinsons (1986-1990). Mr. Douglass has served as a Director of the Company since April 30, 1996.

     HOWARD R. FRICKE is 61 years old and has been Chairman of the Board, President and Chief Executive Officer of The Security Benefit Group of Companies since 1988. Between 1974 and 1988, Mr. Fricke served as Senior Vice President of Horace Mann Insurance Companies, President and Chief Executive Officer of Commercial Credit Company's insurance subsidiaries, and Chairman and Chief Executive Officer of Anchor National Life Insurance Company and its affiliate, Anchor National Financial Services, Incorporated. Mr. Fricke has served as a director of the Company since April 30, 1996.

     THOMAS A. HAYS is 64 years old and is retired from his position as Deputy Chairman of May effective April 30, 1996. He had served in such capacity since 1993. He had served as a director of May since 1983. Mr. Hays joined May in 1969 in the finance and operations areas. From 1972 to 1984, he served as Chairman, President or Chief Executive Officer of several operating divisions of May. Mr. Hays was named Vice Chairman of May in 1982 and President in 1985. He was a member of May's board of directors from 1983 to 1996. Mr. Hays is also a director of Mercantile Bancorporation, Union Electric Company, Leggett & Platt Inc., Kinko's Inc., and an advisory board member of Schnucks Markets Inc. Mr. Hays has served as a Director of the Company since April 30, 1996.

     MICHAEL E. MURPHY is 60 years old and has been Vice Chairman and Chief Administrative Officer of Sara Lee Corporation since 1994. He joined Sara Lee in 1979, serving as Executive Vice President and Chief Financial and Administrative Officer from 1979 to 1993 and as Vice Chairman and Chief Financial and Administrative Officer from 1993 to 1994. He became a director of Sara Lee in 1979. Mr. Murphy is a member of the Advisory Board of the J.L. Kellogg Graduate School of Management of Northwestern

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

University, a member of Chicago Committee of the Chicago Council on Foreign Relations, a principal of Chicago United, and a director of: Northwestern Memorial Corporation (university hospitals), Civic Federation, Big Shoulders Fund and Jobs for Youth, Chicago Cultural Center Foundation and Chicago's Lyric Opera. Mr. Murphy is also on the board of directors of GATX Corporation. Mr. Murphy has served as a Director of the Company since April 30, 1996.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors held six meetings during the last fiscal year. Each incumbent director attended at least 75% of the aggregate of (i) the total number of board meetings held during the period for which such director held such office and (ii) the total number of meetings held by all board committees on which such director served during the periods that such director served. Overall, the average percentage attendance for all directors at all Board and Committee meetings was 98%.

     The Board of Directors has two committees: an Audit and Finance Committee and a Compensation and Nominating Committee.

     Compensation of Directors. Management directors are not entitled to additional compensation by reason of their directorship or attendance at meetings of the Board of Directors or any committee thereof or at meetings of the shareowners. Under the Company's Restricted Stock Plan for Non-Management Directors, each director who is not an officer of the Company receives 1,000 shares of common stock of the Company upon joining the Board. Non-management directors also are paid an annual fee of $35,000 payable in common stock and, commencing in 1997, cash compensation of $5,000. All such shares of common stock are subject to restrictions on transferability and to forfeiture. For 1996, the annual fee of $35,000 was paid as 1,295 shares of common stock per non-management director, as determined based upon the average of the high and low trading prices of the common stock on the New York Stock Exchange, Inc. ("NYSE") for each of the first thirty trading days on which trading in the common stock on the NYSE occurred. Beginning in 1997, the portion of the annual fee payable in common stock will be paid in a number of shares of common stock as determined based upon the arithmetic average of the high and low trading prices of the shares on the date of the annual meeting. Non-management directors are also paid $1,000 in cash per meeting for attending more than twelve meetings (board and committee) in a year.

     The Restricted Stock Plan for Non-Management Directors referred to above provides for the issuance of not more than 300,000 shares of common stock, subject to adjustment for changes in the Company's capital structure. Initial grant shares vest over a five year period following the date of grant. The annual retainer shares vest one-half on November 1 following the date of the grant and 1/12 on the first of each succeeding month. Shares awarded under the plan may not be sold during a person's term as a Director. The Restricted Stock Plan for Non-Management Directors may not be amended in a manner that would increase the number of shares issuable thereunder, change the class of persons eligible to participate thereunder or otherwise materially increase benefits or modify eligibility requirements without shareowner approval.

     Audit and Finance Committee. The functions of the Audit and Finance Committee include making recommendations to the Board of Directors as to the selection of the firm of independent public accountants and auditors to examine the books and accounts of the Company for each fiscal year, the proposed engagement arrangements for the independent public accountants and auditors for each fiscal year, and the advisability of having the independent public accountants and auditors make specified studies and reports regarding auditing matters, accounting procedures, tax or other matters. The Audit and Finance Committee reviews results of the audit for each fiscal year, such accounting policies of the Company as are deemed appropriate for review by the Committee, the coordination between the independent public accountants and auditors and the Company's internal auditing group, the scope and procedures of the Company's internal audit work and the quality and composition of the Company's internal audit staff. The Audit and Finance Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to matters such as the following: the financial policies of the Company, debt ratings, short-term versus long-term debt positions, debt-to-capitalization ratios, fixed charge coverage, working capital and bank lines, dividend policy, the long-range financial plans of the Company, the Company's capital expenditure program

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

including rate of return standards and evaluation methods, specific debt and/or equity placement activities, external financial relationships (with investment bankers, commercial bankers, insurance companies, etc.), financial public relations and communication programs, profit sharing plan investments, financial aspects of proposed acquisitions and/or divestitures, and the Company's insurance and risk management program. The members of the Audit and Finance Committee during the last fiscal year were Messrs. Hays, Murphy (Chairman) and Stark, each of whom was an independent director as required by the rules of the NYSE. During the last fiscal year, the Audit and Finance Committee met two times.

     Compensation and Nominating Committee. The functions of the Compensation and Nominating Committee ("Compensation Committee") include such matters as considering and recommending to the Board of Directors and Company management the overall compensation programs of the Company, reviewing and approving the compensation payable to the senior management personnel of the Company and reviewing and monitoring the executive development efforts of the Company to assure development of a pool of management and executive personnel adequate for orderly management succession. The Compensation Committee reviews significant changes in employee benefits plans and stock related plans; serves as the "Committee" under the Company's profit sharing plan, 1996 Stock Incentive Plan, executive incentive compensation plan for Company executives, supplementary retirement plan, and deferred compensation plan; and identifies and recommends to the Board candidates for Directors, members of committees of the Board of Directors and the successor to the chief executive officer. The Compensation Committee considers suggestions as to nominees for Directors from any source, including any shareowner. Any such recommendation for the 1998 election of Directors should be submitted in writing, at least 75 and not more than 90 days, prior to the 1998 annual meeting, to the Corporate Secretary of the Company at 3231 S.E. Sixth Street, Topeka, Kansas, 66607. The members of the Compensation Committee during the last fiscal year were Messrs. Hays (Chairman), Fricke and Murphy, each of whom was a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). During the last fiscal year, the Compensation Committee met three times.

     The Board of Directors of the Company may, from time to time, establish certain other committees to facilitate its work.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee was or has been an officer or employee of the Company or engaged in transactions with the Company (other than in his capacity as director). None of the Company's executive officers serves as a director or member of the compensation committee of another entity one of whose executive officers serves as a member of the Compensation Committee or a Director of the Company.

COMPENSATION AND NOMINATING COMMITTEE REPORT

     The Compensation Committee reviews and approves, among other things, the compensation payable to each of the executive officers named in the Summary Compensation Table.

     Compensation Philosophy. The Company's basic compensation philosophy is that the compensation program should:

          a) Attract, retain and motivate highly qualified executives;

          b) Be competitive;

          c) Align the executive's compensation with the Company's objectives;
     and

          d) Be related to the value created for shareowners.

     Compensation for executive officers is comprised of a base salary, bonus opportunities and long-term stock incentives. The Compensation Committee reviews compensation based on this philosophy, on the performance of the Company and on competitive practices. As part of its review of competitive pay levels, the

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

Compensation Committee looks at the base salary levels, annual bonus levels and long-term incentives of a broad group of companies, including some of the companies in the peer group in the Company's stock price performance graph on page 8, and other retail companies of similar size to the Company (the "survey companies"). The Compensation Committee intends to review the group of companies that comprise the survey companies annually and make appropriate additions or deletions to the group.

     Base Salary. Base salaries are targeted at approximately the 50th percentile of base salaries for comparable executive officer positions at the survey companies. The Compensation Committee intends to review base salaries on an annual basis and to adjust them based on the Compensation Committee's discretionary assessment of the individual executive's performance and competitive pay levels. Base salaries for executive officers increased in 1996 by an average of 4%.

     Bonus Opportunities. Executive officers participate in the Executive Incentive Compensation Plan for Payless Executives, which provides an opportunity for bonuses based on both annual and long-term results. Both the annual and long-term bonus opportunities are targeted at approximately the 50th percentile of the bonus opportunities for comparable positions at the survey companies. Executive officers are eligible to receive annual cash awards for individual fiscal years, and long-term cash awards for long-term performance periods of three years. However, long-term performance periods are being phased in so that the initial long-term performance period covered only fiscal 1996, the second long-term performance period covers fiscal 1996-7, and the third long-term performance period covers fiscal 1996-8. The annual and long-term awards will be based upon attaining earnings per share ("EPS") growth and return on net assets ("RONA") performance standards relating to the Company as a whole.

     Awards are subject to an automatic upward or downward adjustment to reflect the Company's performance in EPS growth and RONA as compared to the performance on these measures of the group of peer companies included in the stock price performance graph. Each financial measure is ranked with the comparable financial measure of a group of peer companies designated in advance by the Compensation Committee. The Company's relative rank is determined based on data reviewed by the Company's independent public accountants. The relative rank adjustment varies depending on the number of peer companies designated by the Compensation Committee. For example, for fiscal 1997, the Compensation Committee has designated 17 other peer companies (the same peer companies as in the Stock Price Performance graph, except Melville Corporation has been replaced by Footstar, Inc.). If the Company were to rank first through fifth, the award for that measure would not be less than the target level; if the Company were to rank sixth through ninth, the award for that measure would not be less than threshold level; and if the Company were to rank fourteenth through eighteenth, the award for that measure would not be more than threshold level.

     The long-term award is also subject to an automatic upward (up to 50%) or downward (up to 25%) adjustment based on the performance of the Company's common stock price over the long-term performance periods.

     The annual award for fiscal 1996 could have ranged between 0% and 30% of the executive's base salary. For fiscal 1996, the threshold annual award was 10% of base salary, the target annual award was 20% of base salary and the maximum annual award was 30% of base salary. The long-term award for fiscal 1996 could have ranged between 0% and 30% of the executive's base salary, subject to the adjustment described above regarding stock price performance over the long-term period. For fiscal 1996, the threshold long-term award was 10% of base salary, the target long term award was 20% of base salary and the maximum long-term award was 30% of base salary, all subject to adjustment based on stock price performance over the long-term period. Pursuant to discretion granted the Compensation Committee under the Executive Incentive Compensation Plan, the maximum annual award has been adjusted for fiscal 1997 and future annual performance periods to 75% of base salary for the CEO, 62.5% of base salary for the President and 45% of base salary for the other named executive officers, and the maximum long-term award has been adjusted for the fiscal 1996 to 1997 long-term performance period and future long-term performance periods to 50% of average base salary over the long-term performance period for the CEO and 41.66% of average base salary over the long-term performance period for the President, and remains at 30% of average base salary over the long-term

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

performance period for the other named executive officers, with the long-term awards remaining subject to the adjustment described above regarding stock price performance over each long-term period. The awards for the named executive officers may also be adjusted downward on a discretionary basis by the Compensation Committee.

     For both the fiscal 1996 annual period and the initial "long-term" period (fiscal 1996), (i) the Company's performance exceeded the maximum performance levels set by the Compensation Committee for both annual earnings per share growth ("EPS Growth") and return on net assets ("RONA"), (ii) the Company's rank relative to the group of peer companies was 10th with respect to EPS growth and 6th with respect to RONA (therefore, no adjustment was made based on the Company's relative rank in the group of peer companies), and (iii) the common stock price increased by $11.80, resulting in a 43.6% increase in the long-term bonuses. Based on these results, the annual award represented 30 percent of base salary for each executive officer, including the CEO, and the initial "long-term" award represented 43.09% of base salary for each executive officer, including the CEO.

     Long-Term Stock Incentives. The Company may provide for long-term stock incentives with stock options, restricted stock, stock appreciation rights and performance units, which are designed to attract, retain and motivate management associates and relate their compensation directly to the performance of the Company's stock. The mix of such awards is determined by the Compensation Committee in its discretion. For 1996, the long-term stock incentives consisted of certain spin-off arrangements and a grant of stock options that essentially continued the level of annual grants that had been made while the Company was part of The May Department Stores Company ("May").

     Spin-Off Arrangements. A number of special compensation arrangements were established as of May 4, 1996, the effective date of the spin-off from May (the "Spin-Off Date") to provide sufficient incentives to retain employees during this important period.

     Executives who had stock options from May that were exercisable before the Spin-Off Date were eligible to waive all of their rights under those May options and receive from the Company an option for 1.25 shares of Company common stock for each share of May common stock that was subject to a May option. In addition, May options that were to become exercisable after the Spin-Off Date lapsed, and the Company granted executives an option for 1.25 shares of Company common stock for each share of May common stock that was subject to a May option that lapsed.

     As of the Spin-Off Date, the Company granted restricted stock awards under the Spin-Off Stock Plan to executive officers. One-third of the shares were immediately vested. An additional one-third vest on May 4, 1997 and the final one-third on May 4, 1998. In addition, employees, including executive officers, who remain employed by the Company as of certain dates are eligible to receive cash payments under the Spin-Off Cash Plan ranging from 10% to 37.5% of base pay. Executive officers other than the CEO and President are eligible to receive 25% of base pay under the Spin-Off Cash Plan. The CEO and President are eligible to receive 37.5% of base pay under the Spin-Off Cash Plan. The first half of the payments will be paid on May 4, 1997, and the second half on May 4, 1998.

     In addition, as of the Spin-Off Date, the CEO and President each received a grant of 62,500 stock options and each other executive officer received a grant of 5,000 stock options.

     CEO Pay. The CEO received a base salary increase of 9.1% immediately prior to the Spin-Off Date in the Company's normal cycle for merit increases in recognition of the leadership role that the CEO would have in transitioning the Company from a subsidiary of May to an independent company and in the development of sound strategic and operating plans.

     The CEO's bonus for 1996 of $438,540 was determined entirely by the quantitative criteria set forth above, and his 1996 long-term grants were consistent with the Compensation Committee's policies regarding such grants.

     Executive Stock Ownership and Future Stock-Based Grant. While the Compensation Committee believes that the long-term incentive program was appropriate for 1996, it is concerned that the program does

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

not provide sufficient incentive for 1997 and beyond to accomplish objectives of attracting and retaining highly qualified executives when compared to the programs of the survey companies. The Compensation Committee also believes that the level of stock ownership by executives should be increased to further align their interests with those of shareowners. Accordingly, the Compensation Committee has adopted an Executive Stock Ownership Policy and intends to make the long-term awards described below.

     Executive Stock Ownership. The Company believes that it is important for every Company executive to establish and maintain an equity ownership interest in the Company that is significant relative to his or her base salary. Accordingly, in 1997, the Company adopted the following minimum stock ownership guidelines for senior management, including executive officers.

                              OWNERSHIP GUIDELINES

                                                           VALUE OF SHARES OWNED AS A
                       POSITION                             MULTIPLE OF BASE SALARY
                       --------                            --------------------------
CEO....................................................            5.0 Times
President..............................................            3.5 Times
Executive Vice President...............................            2.0 Times
Senior Vice President..................................            1.5 Times
Vice President.........................................            1.0 Times

     These guidelines are expected to be attained over the next seven years and may be satisfied through direct ownership of shares, including shares received upon exercise of options, share equivalents under the Company's profit sharing plan and phantom stock under the deferred compensation plan. Restricted shares, however, are not taken into account until the shares vest.

     Future Stock-Based Grant. The Compensation Committee has adopted a program for long-term stock incentives through the year 2001 with the goals of retaining and motivating executives, providing rewards commensurate with the growth in the value of the Company and aligning management interests more closely with those of the Company's shareowners. As part of this policy, the Compensation Committee believes that the long-term incentives provided to the Company's executives should be targeted at approximately the 50th percentile of the long-term incentive opportunities for comparable positions at the survey companies. In furtherance of these goals, the Compensation Committee intends to grant in fiscal 1997 long-term stock incentives using shares currently available under the 1996 Stock Incentive Plan, in the form of stock options and restricted stock as determined by the Compensation Committee in its discretion and in amounts equal to approximately three times the size of the grants that would otherwise be made. The stock options will not vest until six years from the date of grant, although vesting will be accelerated if specific price targets of the Company's common stock are met. The restricted stock will vest one-third each on the second, third and fourth anniversaries of the date of grant. Once these grants have been made, the Compensation Committee, while it reserves the right to do so, does not presently intend to make any further long-term stock incentive grants to these executives until 2000. In addition, repricing of the options is prohibited under the 1996 Stock Incentive Plan. (See Proposal C, Approval of the 1996 Stock Incentive Plan, for a further description of these awards.) The Compensation Committee strongly believes that these actions are in the best interests of the Company and its shareowners.

     Deductibility of Compensation. Section 162(m) of the Code generally limits the Company's tax deduction to $1 million for compensation paid to the CEO and the four most highly compensated other executive officers who are executive officers on the last day of the year in question. However, exceptions are made for "performance-based" compensation.

     The Compensation Committee believes that all compensation paid to executive officers in 1996 is fully deductible and that all stock options granted in 1996 will, upon exercise, result in fully deductible compensation. The Compensation Committee's intention is to maintain full deductibility of compensation under the applicable law unless and until the Compensation Committee determines that this would not be in the best interests of the Company and its shareowners.

     The law requires that performance-based compensation must be approved by shareowners. Accordingly, the 1996 Stock Incentive Plan, and the Executive Incentive Compensation Plan for Payless Executives are being proposed for shareowner approval at this year's Annual Meeting.

     Compensation and Nominating Committee:

Howard R. Fricke
Thomas A. Hays -- Chairman
Michael E. Murphy

STOCK PRICE PERFORMANCE.

     The graph below compares the cumulative total shareowner return on the Company's common stock against the cumulative returns of the Standard and Poor's Corporation Composite Index (the S&P 500 Index) and of an index of peer group companies, some of whom are competitors, used in determining bonuses under the Company's performance based bonus plans (the "Peer Company Group Index").

                    COMPARISON OF 9-MONTH CUMULATIVE RETURN
                PSS, S&P 500 INDEX AND PEER COMPANY GROUP INDEX

         MEASUREMENT PERIOD                PAYLESS          S & P 500            PEER
        (FISCAL YEAR COVERED)             SHOESOURCE          INDEX             GROUP
                                             INC.
5/6/96                                              100               100               100
6/1/96                                            99.12            104.42            108.11
7/6/96                                           104.85            103.17            105.41
8/3/96                                           112.78            103.96            103.21
8/31/96                                          123.79            102.32            107.23
10/5/96                                          128.63            110.70            110.46
11/2/96                                          120.26            111.07            109.08
11/30/96                                         137.89            119.47            110.62
1/4/97                                           133.92            118.66            102.29
2/1/97                                           132.16            124.70            103.54

                                                              MAY 4, 1996   FEBRUARY 1, 1997
                                                              -----------   ----------------
Payless.....................................................    $100.00          132.16
S&P 500.....................................................     100.00          124.70
Peer Company Group..........................................     100.00          103.54

     The graph assumes $100 invested on May 4, 1996 (the Spin-Off Date) in Company common stock, in the S&P 500 Index and in the Peer Company Group Index and assumes the reinvestment of dividends. Companies comprising the Peer Company Group Index are: Charming Shoppes, Inc., Circuit City Stores, Inc., Dayton Hudson Corporation, The Gap, Inc., The Home Depot, Inc., Kmart Corporation, The Limited, Inc., Lowe's Companies, Inc., Melville Corporation, The Pep Boys-Manny, Moe & Jack, Inc., Price/Costco, Inc., Sears, Roebuck and Co., The TJX Companies, Inc., Tandy Corporation, Toys "R" Us, Inc., Wal-Mart Stores, Inc. and Woolworth Corporation.

     Section 16(a) Reporting Delinquencies. Executive officers and directors are required to report to the Securities and Exchange Commission, pursuant to
Section 16(a) of the Exchange Act, ownership of and transactions in Company common stock. Based solely on a review of copies of reports provided to it by such individuals, the Company believes that all reporting requirements were timely satisfied.

     Executive Compensation. The table below shows the compensation paid or accrued by the Company on behalf of its CEO and the five other most highly compensated executive officers during fiscal 1996.

                         SUMMARY COMPENSATION TABLE(1)

                                                                   LONG-TERM COMPENSATION
                                                                -----------------------------
                                        ANNUAL COMPENSATION                AWARDS
                                       ---------------------    -----------------------------
                                                                                   NUMBER OF
                                                                                   SECURITIES
                                                                                   UNDERLYING
                                                                  RESTRICTED         STOCK          ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR    SALARY(2)    BONUS(3)    STOCK AWARDS(4)    OPTIONS(5)    COMPENSATION(6)
---------------------------    ----    ---------    --------    ---------------    ----------    ---------------
Steven J. Douglass.........    1996    $587,500     $438,540       $665,156          108,125        $236,909
  Chairman of the Board and
  Chief Executive Officer
Richard A. Jolosky.........    1996     450,000      328,905        498,867           87,000         221,506
  President
Duane L. Cantrell..........    1996     290,371      212,473        210,633           14,938          79,769
  Senior Vice President --
  Retail Operations
Bryan P. Collins...........    1996     286,775      210,645        208,800           14,938          79,232
  Senior Vice President --
  Division Director Parade
  of Shoes
Jed L. Norden..............    1996     265,850      195,735        192,156           15,000          73,469
  Senior Vice President --
  Human Resources
Ullrich E. Porzig..........    1996     262,465      195,735        192,156            7,500         142,913
  Senior Vice President --
  Chief Financial Officer

-------------------------
(1) The Summary Compensation Table does not reflect certain non-cash compensation made available to the named executive officers for the fiscal year because the aggregate amounts of such compensation are below the required disclosure thresholds.

(2) "Salary" reflects amounts paid to or deferred by the named executive officers during fiscal 1996. Annual salary changes for each of the named executive officers normally occur on May 1 of each year.

(3) "Bonus" reflects both the annual portion of the bonus paid under the Company's Executive Incentive Compensation Plan for Payless Executives and the "long-term" portion of such bonus paid under such plan with respect to the initial long-term performance period which consisted of only one fiscal year --

    1996. It includes amounts deferred by the Executive. The following table shows the annual and initial "long-term" bonus for each named executive officer for fiscal 1996.

                                                            INITIAL LONG-TERM
                                                         -----------------------
                         NAME                            ANNUAL BONUS    BONUS
                         ----                            ------------    -----
Steven J. Douglass.....................................    $180,000     $258,540
Richard A. Jolosky.....................................    $135,000     $193,905
Duane L. Cantrell......................................    $ 87,210     $125,263
Bryan P. Collins.......................................    $ 86,460     $124,185
Jed L. Norden..........................................    $ 80,340     $115,395
Ullrich E. Porzig......................................    $ 80,340     $115,395

(4) The dollar value of restricted stock awards is equal to the average of the high and low prices of the Company's common stock on the date of grant, multiplied by the total number of shares granted to the named executive officer. All restricted stock awards were made under the Company's Spin-Off Stock Plan. One-third of the shares awarded vested on May 4, 1996, an additional one-third will vest on May 4, 1997, and the final one-third will vest on May 4, 1998. The aggregate number of shares of restricted stock on which the restrictions have not lapsed and the value of such restricted stock owned by each of the named executive officers as of the end of fiscal year 1996 (at $37.50 per share) was $562,500 for Mr. Douglass, representing 15,000 shares; $421,875 for Mr. Jolosky, representing 11,250 shares; $178,125 for Mr. Cantrell, representing 4,750 shares; $176,550 for Mr. Collins, representing 4,708 shares; $162,487.50 for Mr. Norden, representing 4,333 shares; and $162,487.50 for Mr. Porzig, representing 4,333 shares. Dividends will be paid on restricted shares at the same rate paid to all shareowners, if and when dividends are paid.

(5) For additional information regarding these grants, see the Stock Option Grants in Fiscal 1996 table on page 11.

(6) "All Other Compensation" represents the Company's contribution to the named executive officer's account in the Company's profit sharing plan and amounts payable under the Company's Spin-Off Cash Plan. It also includes payments to relocate Mr. Jolosky ($47,321) and Mr. Porzig ($72,528) and their respective families to the Topeka, Kansas area. Under the Spin-Off Cash Plan, employees who remain employed with the Company at certain dates are eligible to receive cash payments equal to a percentage of base pay. The percentage ranges from 10% to 37.5% of base pay. Executive officers other than the CEO and President are eligible to receive 25% of base pay under the Spin-Off Cash Plan. The CEO and President are eligible to receive 37.5% of base pay under the Spin-Off Cash Plan. One-half of the payment will be paid on May 4, 1997, and the second half on May 4, 1998.

     The following table shows, for each named executive officer, the amount of Company contribution allocated under the Company's profit sharing plan and the amounts of the Spin-Off Cash Plan award:

                                                     PROFIT SHARING      SPIN-OFF
                       NAME                           CONTRIBUTION    CASH PLAN AWARD
                       ----                          --------------   ---------------
Steven J. Douglass.................................     $11,909          $225,000
Richard A. Jolosky.................................     $ 5,385          $168,800
Duane L. Cantrell..................................     $ 8,569          $ 71,200
Bryan P. Collins...................................     $ 8,632          $ 70,600
Jed L. Norden......................................     $ 8,469          $ 65,000
Ullrich E. Porzig..................................     $ 5,385          $ 65,000

     Stock Option Awards. The following table provides certain information concerning individual grants of stock options made to the named executive officers during the last fiscal year under the Company's 1996 Stock Incentive Plan.

                       STOCK OPTION GRANTS IN FISCAL 1996

                                     NUMBER OF     PERCENT OF
                                     SECURITIES   TOTAL OPTIONS
                                     UNDERLYING    GRANTED TO
                                      OPTIONS     EMPLOYEES IN    EXERCISE PRICE   EXPIRATION    GRANT DATE
               NAME                   GRANTED      FISCAL YEAR      PER SHARE         DATE      FAIR VALUE(4)
               ----                  ----------   -------------   --------------   ----------   -------------
Steven J. Douglass.................  33,125(1)        17.81          27.0271         5/4/06        511,517
                                     62,500(2)        34.72          27.0271         5/4/06        965,127
                                     12,500(3)         9.32          29.25           5/8/96        208,901
Richard A. Jolosky.................  62,500(2)        34.72          27.0271         5/4/06        965,127
                                     12,500(3)         9.38          29.25           5/8/06        208,901
Duane L. Cantrell..................   7,438(1)         4.00          27.0271         5/4/06        114,858
                                      5,000(2)         2.78          27.0271         5/4/06         77,210
                                      2,500(3)         1.87          29.25           5/8/06         41,780
Bryan P. Collins...................   7,438(1)         4.00          27.0271         5/4/06        114,858
                                      5,000(2)         2.78          27.0271         5/4/06         77,210
                                      2,500(3)         1.87          29.25           5/8/06         41,780
Jed L. Norden......................   7,500(1)         4.03          27.0271         5/4/06        115,815
                                      5,000(2)         2.78          27.0271         5/4/06         77,210
                                      2,500(3)         1.87          29.25           5/8/06         41,780
Ullrich E. Porzig..................   5,000(2)         2.78          27.0271         5/4/06         77,210
                                      2,500(3)         1.87          29.25           5/8/06         41,780

-------------------------
(1) On May 4, 1996, options to acquire the number of shares of Company common stock listed above were granted under the 1996 Stock Incentive Plan in exchange for options to acquire May common stock previously granted to the executive. Executives were granted an option for 1.25 shares of Company common stock with respect to each share of May common stock subject to a May option that was (i) exercisable before May 4, 1996, and waived by the executive and (ii) exercisable after May 4, 1996, but lapsed. One-half of these options will become exercisable on May 4, 1997, and the remaining one-half will become exercisable on May 4, 1998. These options have an exercise price equal to the average of the high and low trading prices of the Company's stock for each of the first 30 days on which trading in the common stock occurred. The term of each such option is 10 years.

(2) These options, granted under the 1996 Stock Incentive Plan, have a term of 10 years. One-fourth of the options will become exercisable on each of the first through fourth anniversaries of May 4, 1996. These options have an exercise price equal to the average of the high and low trading prices of the Company's common stock for each of the first 30 days on which trading in the common stock occurred.

(3) These options, granted under the 1996 Stock Incentive Plan, have a term of 10 years. One-fourth of the options become exercisable on each of the first through fourth anniversaries of the grant date. These options have an exercise price equal to the average of high and low trading prices of the common stock on the date granted.

(4) The grant date fair values were determined using the Black-Scholes option pricing model. The estimated values under the model are based on assumptions as to variables such as option term, risk-free interest rates, stock price volatility and dividend yield. The actual value, if any, the option holder may realize will depend on the excess of the actual market price of the stock over the exercise price on the date the option is exercised. The grant date fair value calculation is presented in accordance with SEC proxy disclosure requirements. There is no assurance that the value that may be realized by the option holder will be at or near the value estimated by the Black-Scholes model. The model assumes: (a) an option term of 10 years, which represents the length of time between the grant date of options and the latest possible exercise date by the named executive officers; (b) a risk-free interest rate that represents the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the option's term; (c) stock price volatility calculated based on the monthly volatility of the stock prices of the companies included in the Peer Company Group Index on page 8 for the 10 year period ending January 31, 1997 and on the monthly volatility of the Company's stock price for the 9 month period ending January 31, 1997; and (d) dividends at the rate of $0 per share, the annual dividend rate with respect to a share of stock on the grant date.

     The following table presents information with respect to unexercised options held by the named executive officers at February 1, 1997:

              AGGREGATED STOCK OPTION EXERCISES(1) IN FISCAL 1996
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SHARES              VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                    OPTIONS AT FISCAL-YEAR END        AT FISCAL-YEAR END(2)
                                                   ----------------------------    ----------------------------
                     NAME                          UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE    EXERCISABLE
                     ----                          -------------    -----------    -------------    -----------
Steven J. Douglass.............................       108,125            0          $1,104,596           0
Richard A. Jolosky.............................        75,000            0             757,681           0
Duane L. Cantrell..............................        14,937            0             150,876           0
Bryan P. Collins...............................        14,937            0             150,876           0
Jed L. Norden..................................        15,000            0             151,536           0
Ullrich E. Porzig..............................         7,500            0              72,990           0

-------------------------
(1) No options were exercised by named executive officers in the last fiscal year.

(2) "In-The-Money Options" are options outstanding at the end of the last fiscal year for which the fair market value of the Company's common stock at the end of the last fiscal year ($37.50 per share) exceeded the exercise price of the options.

     Long Term Awards. During the last fiscal year, each of the named executive officers became eligible to receive a potential long-term cash award for the two fiscal years 1996 to 1997 and for the three fiscal years 1996 to 1998. The following table shows the maximum long-term cash awards payable to each of them for these long-term periods.

                          LONG-TERM INCENTIVE PLAN --
                             AWARDS IN FISCAL 1996

                                                                                ESTIMATED MAXIMUM FUTURE
                                           PERFORMANCE OR OTHER PERIOD UNTIL    PAYOUTS UNDER NON-STOCK
                 NAME                           MATURATION OF PAYOUT(1)           PRICE BASED PLAN(2)
                 ----                      ---------------------------------    ------------------------
Steven J. Douglass.....................    Two Fiscal Year Period (1996-                $450,000
                                           97) Ending 1/31/98
                                           Three Fiscal Year Period (1996-               450,000
                                           98) Ending 1/31/99
Richard A. Jolosky.....................    Two Fiscal Year Period (1996-                 281,250
                                           97) Ending 1/31/98
                                           Three Fiscal Year Period (1996-               281,250
                                           98) Ending 1/31/99
Duane L. Cantrell......................    Two Fiscal Year Period (1996-                 130,815
                                           97) Ending 1/31/98
                                           Three Fiscal Year Period (1996-               130,815
                                           98) Ending 1/31/99
Bryan P. Collins.......................    Two Fiscal Year Period (1996-                 135,000
                                           97) Ending 1/31/99
                                           Three Fiscal Year Period (1996-               135,000
                                           98) Ending 1/31/99
Jed L. Norden..........................    Two Fiscal Year Period (1996-                 120,510
                                           97) Ending 1/31/98
                                           Three Fiscal Year Period (1996-               120,510
                                           98) Ending 1/31/99
Ullrich E. Porzig......................    Two Fiscal Year Period (1996-                 120,510
                                           98) Ending 1/31/98
                                           Three Fiscal Year Period (1996-               120,510
                                           98) Ending 1/31/99

-------------------------
(1) Awards with respect to the initial long-term performance period consisted of only one fiscal year -- fiscal 1996. Accordingly, payments with respect thereto are disclosed as part of Annual Compensation under the Summary Compensation Table.

(2) Estimates are based on annual salaries as of February 1, 1997. Payouts may range from $0 to the "maximum" award value. The estimate above assumes that the individual remains eligible to participate throughout the long-term performance period, the maximum performance goals have been met, the Company's performance compared to the group of peer companies included in the Stock Price Performance graph is such that no downward adjustment is required for any award, and that the stock price has increased sufficiently to result in the maximum stock price adjustment (all as described in the Compensation Committee report on pages 4-8). Actual payouts will be based on performance and the executive's average annual salary rate during the applicable performance period. The maximum dollar amount of any such award for any executive for any long-term performance period is $1,500,000.

     See "Proposal to Approve the Executive Incentive Compensation Plan for Payless Executives -- Annual Awards and Long-Term Awards" for a discussion of the nature of such awards.

     Profit Sharing Plan and Supplementary Retirement Plan. Contributions to the Payless ShoeSource, Inc. Profit Sharing Plan are related to the Company's performance each year. Subject to management's discretion each year, the Company expects to contribute 2.5% of its pretax net profits to the profit sharing plan each year.

Employees are able to voluntarily contribute to the profit sharing plan on both a before-tax basis under Section 401(k) of the Code and an after-tax basis. Employees are also able to direct that the Company's contribution to their accounts and/or their voluntary contributions be invested in a Company common stock fund or in one of several other investment funds.

     The Company does not have a broad-based, defined benefit retirement plan. The Company does, however, have a supplementary retirement plan (the "Supplementary Plan") covering employees who have had compensation in a calendar year equal to at least twice the amount of "wages" then subject to the payment of old age, survivor and disability insurance Social Security taxes. Under the Supplementary Plan, covered employees become entitled to a single life annuity retirement benefit equal to (i) 2% of the average of the highest three out of the last five fiscal years of final annual salary and bonuses (reported as salary and bonus in the Summary Compensation Table) multiplied by their years of service, up to a maximum of 25 years (ii) reduced by primary Social Security benefits, Company-provided benefits provided under the Company's profit sharing plan and by benefits under retirement plans operated by May which may be payable to the employee, and if appropriate, by amounts to reflect early retirement. Benefits are payable upon retirement after reaching age 55 and completing at least 5 years of service. The minimum benefit under the Supplementary Plan is the amount of Company-provided benefits which would have been payable under the Company's profit sharing plan and employer provided benefits under the May Profit Sharing Plan and May Retirement Plan, determined without regard to any statutory limits, less the amount of benefits actually payable under those plans.

     The Supplementary Plan provides that, in the event of a change in control (as defined in the plan), vesting would be accelerated in limited circumstances and benefits would not be forfeitable. The Company plans to establish a trust which will be funded upon a potential change in control to provide accrued benefits under the Supplementary Plan and which would, upon an actual change in control, become irrevocable.

     The following table shows the estimated aggregate annual benefits payable upon retirement (assuming a retirement in 1996 at age 65) for persons in specified compensation and years of service classifications covered by the Company's profit sharing plan and, if eligible, the Supplementary Plan. The individuals named in the Summary Compensation Table had, as of December 31, 1996, the following years of service, respectively: Mr. Douglass, 21 years; Mr. Jolosky, 20 years; Mr. Cantrell, 18 years; Mr. Collins, 16 years; Mr. Norden, 12 years; and Mr. Porzig, 12 years.

                                                                YEARS OF SERVICE
                                AVERAGE                  ------------------------------
                            ANNUAL EARNINGS                 20               25 OR MORE
                            ---------------                 --               ----------
$ 500,000..............................................  $200,000             $250,000
   600,000.............................................   240,000              300,000
   700,000.............................................   280,000              350,000
   800,000.............................................   320,000              400,000
   900,000.............................................   360,000              450,000
 1,000,000.............................................   400,000              500,000
 1,100,000.............................................   440,000              550,000
 1,200,000.............................................   480,000              600,000

     Employment Contracts, Termination of Employment and Change in Control Arrangements. Each of the named executive officers have individual contracts of employment with the Company which expire at various dates on or before May 31, 2001, and which provide for annual base salaries at rates not less than the amounts reported in the Summary Compensation Table.

     The Company has also entered into severance agreements with the named executive officers. The agreements provide that the executive is entitled to benefits if (i) a change in control of the Company (as defined in the agreement) occurs and (ii) during the 180 days following such change in control, the executive determines in good faith that as a result of the change in control he is unable to execute his duties effectively. Following such 180-day period, employment must be actually or constructively terminated other than for cause or disability during the term of the agreement for benefits to be payable. Under the severance agreements, a change in control would include any of the following events: (i) any "person," as defined in the

Exchange Act, acquires 50% or more of the Company's voting securities; (ii) a majority of the Company's Directors are replaced during a two-year period; or
(iii) shareowners approve certain mergers, or a liquidation, or sale of all or substantially all of the Company's assets. The severance agreements provide a lump sum payment equal to three times the sum of (i) base salary at termination or, if greater, base salary immediately prior to the change in control plus (ii) target bonus with maximum share price adjustment for the year in which the change in control occurs. Each agreement also provides 36 months of continued medical and life insurance benefits and, if the terminated executive is within five years of his or her eligibility date, eligibility in the Company's post-retirement life and medical insurance benefits. The agreements with officers who are subject to Section 16(b) of the Exchange Act provide for a cash payment in cancellation of stock options. The agreement with the Chief Executive Officer provides a "tax gross-up" payment to ensure that the above-mentioned payments are not subject to net reduction due to imposition of excise taxes which are payable under Section 4999 of the Code. The agreement with the President provides for 50% of such payment. The Company plans to establish a trust which would be funded upon a potential change in control to provide the benefits under the severance agreements and which would, upon an actual change in control, become irrevocable.

     In addition, in the event of a change in control, (i) amounts deferred under the Company's deferred compensation plan will be immediately distributed to participants in a lump sum cash payment, (ii) all options outstanding on that date will become immediately and fully exercisable, (iii) all restrictions on any restricted shares (including restricted stock under the Company's Spin-Off Stock Plan) will lapse and such shares will become fully vested, (iv) any performance units will be earned and become fully payable, and (v) cash payments under the Spin-Off Cash Plan will be accelerated.

                               * * * * * * * * *

THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

PROPOSAL (B) ON THE ACCOMPANYING PROXY CARD.

     Upon recommendation of the Audit and Finance Committee, the Board of Directors appointed Arthur Andersen LLP, independent public accountants, as auditors of the Company and its subsidiaries for the fiscal year ending January 31, 1998, subject to ratification by the shareowners at the Annual Meeting. It is intended that, unless otherwise directed by shareowners, proxies will be voted for the ratification of this appointment. A member of the firm of Arthur Andersen LLP will be present at the meeting to make such statements as that firm may desire and to answer any questions by shareowners.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL (B), AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                               * * * * * * * * *

PROPOSAL TO APPROVE THE 1996 STOCK INCENTIVE PLAN

PROPOSAL (C) ON THE ACCOMPANYING PROXY CARD.

     Prior to the date that the Company was spun off from May, May, as sole shareowner of the Company, approved the Company's 1996 Stock Incentive Plan (the "SIP"). Under the SIP, the Company may issue stock options and other stock based awards. As discussed in the Compensation and Nominating Committee Report, the Company believes that the retention and incentive value of the current long-term incentive program should be enhanced and that the level of stock ownership by executives should be increased to further align their interests with those of shareowners. Accordingly, the Compensation Committee has adopted the Executive Stock Ownership Guidelines discussed by the Compensation Committee's report.

     In addition, the Compensation Committee intends to make the following stock option and restricted stock grants to the executive officers named in the Summary Compensation Table at the normal time for annual grants under the SIP prior to the 1997 Annual Meeting. These awards will be made from the SIP's original share authorization and are not subject to shareowner approval. Although it reserves the right to do so, the Company does not intend to make further long-term incentive stock grants to these executives until 2000.

               EXECUTIVE GROUP AND NON-EXECUTIVE EMPLOYEE GRANTS

                                     NUMBER OF SHARES
                                         OF COMMON                              NUMBER OF               VALUE OF
                                     STOCK UNDERLYING      "GRANT DATE"          PROPOSED               PROPOSED
               NAME                 PROPOSED OPTIONS(1)   FAIR VALUE(2)    RESTRICTED SHARES(3)   RESTRICTED SHARES(4)
               ----                 -------------------   -------------    --------------------   --------------------
Steven J. Douglass................          92,000          $ 2,260,275           12,500               $  468,750
Richard A. Jolosky................          64,000            1,572,365            8,500                  318,750
Duane L. Cantrell.................          23,750              583,495            3,125                  117,188
Bryan P. Collins..................          23,750              583,495            3,125                  117,188
Jed L. Norden.....................          23,750              583,495            3,125                  117,188
Ullrich E. Porzig.................          23,750              583,495            3,125                  117,188
All Executive Officers as a Group
  (14 people).....................         441,000           10,834,581           58,500                2,193,750
All Other Employees (502
  people).........................       1,080,000           26,533,677          125,750                4,715,625

-------------------------
(1) The options will have a ten year term, but will not vest until six years after grant, although vesting will be accelerated if specific common stock price targets are met. Those accelerated vesting rules provide that 50% of the options will vest when the common stock attains a price of $65 per share (for 20 consecutive trading days) and 100% of the options will vest when the common stock attains a price of $95 per share (for 20 consecutive trading days.)

(2) Determined using the Black-Scholes option pricing model with the same assumptions as set forth in the footnotes to the Stock Option Grant Table, but assuming an exercise price will be equal to $43.00. The actual exercise price will be equal to the fair market value of a share of the Company' s common stock on the date of grant.

(3) Restricted shares will vest ratably over three years beginning with the second anniversary of the date of grant. Dividends, if any, will be paid on such shares at the same rate as paid to shareowners generally.

(4) Based on the value of the Company's common stock as of the end of fiscal year 1996.

     As a result of these grants, fewer than 500,000 of the 2.8 million shares currently authorized will be available for future awards.

     The Company believes that it is important to the future success of the Company that executives and other management employees be provided an opportunity to acquire a significant ownership interest in the Company, thereby aligning their interests with those of the Company's shareowners. Accordingly, the Board of Directors has adopted an amendment to the SlP to increase by 2,400,000 the maximum number of shares that may be issued under the SIP. To ensure that certain awards can qualify as "performance-based" compensation for purposes of Section 162(m) of the Code (see Federal Tax Consequences below), the SIP, thus amended, is being submitted to shareowners for their approval. The Company believes that adoption of the SIP will enhance and maintain the Company's ability to attract, retain and motivate key management employees whose efforts will be important to the Company's future success. The affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon and represented in person or by proxy at the Annual Meeting is required to approve the adoption of the SIP. For purposes of the foregoing, broker non-votes and shares represented by a proxy which directs that the shares be voted to abstain on this proposal will not be deemed represented at the meeting as to such proposal and will not be counted. If the SIP is not approved, grants will be made under the SIP after the 1997 Annual Meeting only to employees who are promoted or newly hired into positions eligible for long-term incentive stock grants, in amounts prorated from the 1997 grants for such positions, to the extent shares are available from the SIP's original share authorization.

     The text of the SIP is in Appendix A. The following summary does not purport to be complete and is qualified by reference to the SIP.

     General. The SIP permits the Company to grant (i) stock options (both non-qualified stock options and incentive stock options ("ISOs") within the meaning of Section 422 of the Code), (ii) restricted stock (including "performance based restricted stock") (iii) stock appreciation rights ("SARs") (both tandem and non-tandem) and (iv) performance units. The SIP originally became effective April 30, 1996.

     Administration and Eligible Employees. The SIP is administered by the Compensation Committee of the Board whose members are "outside directors" under
Section 162(m) of the Code. The Compensation Committee determines which management employees (either individually or by position) of the Company and its subsidiaries are eligible to participate in the SIP and the amounts, times, forms, terms and conditions of grants. As of February 1, 1997, approximately 330 management employees including employees who are other executives or officers were eligible to participate in the SIP. As part of the enhancement of the retention and incentive value of the SIP, the group of management employees eligible to participate, including employees who are other executives or officers, would be increased to a total of approximately 515 management employees.

     Number of Shares/Individual Maximums. Subject to adjustment in the event of any change in the capital structure of the Company, the maximum number of shares that may be issued in the aggregate under the SIP is 5,200,000 (increased from 2,800,000 under the SIP, as originally adopted) of which no more than 400,000 may be issued pursuant to restricted stock grants (increased from 250,000 under the SIP as originally adopted). Over the life of the SIP, the maximum number of stock options and SARs which may be granted to an individual participant is 500,000; provided, however, that if an SAR is issued in substitution for an existing stock option or in tandem with a stock option, then the grant of such an SAR shall not count against the limits. The maximum number of shares that may be issued to an individual participant free of restrictions pursuant to a grant of performance based restricted stock is 50,000 per year, and the maximum number of shares that may be granted to an individual participant pursuant to performance units is 50,000 per year. For any participant, the aggregate fair market value of stock subject to ISOs that are first exercisable in any calendar year may not exceed $100,000. If any unexercised stock options or SARs or any performance units expire, terminate or are surrendered, or if restricted stock is forfeited for any reason, the shares available for distribution with respect thereto will be available again for distribution under the SIP.

     Stock Options and SARS. Options granted under the SIP may be nonqualified stock options, ISOs or any combination thereof. SARs may be granted in tandem with stock options ("Tandem SARS") or independently of any stock option ("Nontandem SARs"). The Compensation Committee may grant awards of Tandem SARs with, or Non-tandem SARs in substitution for, stock options currently outstanding, in which case the exercise price of those SARs shall be the same as that of the outstanding stock options. Options and SARs may be exercised at any time during the term of the option or SAR as determined by the Compensation Committee. However, no option shall be exercisable more than ten years after the date the option is granted. Certificates for the shares purchased on the exercise of an option will be issued only upon payment in full of the option price.

     The exercise price of an option or Non-tandem SAR, other than a Non-tandem SAR substituted in exchange for an outstanding option, shall not be less than 100% of the fair market value (as defined in the SIP) of a share of the Company's common stock on the grant date.

     A Tandem SAR will be exercisable only to the extent and at the same time as the related stock option is exercisable. When a Tandem SAR is exercised, the number of shares issuable under the related option will be reduced by the number of shares covered by the SAR. The exercise of an option will result in an equivalent reduction in the number of shares covered by the related SAR. If an option expires "in-the-money", any related Tandem SAR will be deemed exercised upon the expiration date of the option. A Non-tandem SAR may be exercised at the time or times specified in the agreement evidencing the grant. Upon exercise of an SAR, the participant is entitled to receive a payment in cash, stock or a combination thereof equal to the excess of the market value of the common stock on the exercise date over the exercise price of the related option, in the case of a Tandem option, or of the Non-tandem SAR. No option will be granted in exchange for the cancellation of a higher-priced option previously granted to a participant.

     Restricted Stock. The Compensation Committee determines when restricted stock will be granted, the times within which restricted stock shall be subject to forfeiture and all of the other terms and conditions of a grant. If the terms and conditions include the performance based restrictions described below, then the restricted stock is referred to as "Performance Restricted Stock." Subject to certain restrictions, when a restricted stock grant is made, the participant has all of the benefits of ownership with respect to such shares including the rights to vote the shares and to receive dividends. So long as the restrictions are in effect, (a) the shares may not be sold or otherwise disposed of, and (b) if the participant's employment terminates for any reason other than death or disability, the participant will forfeit and return to the Company any shares subject to restriction as of the termination date. Restrictions on the shares of Performance Restricted Stock which would otherwise be released on a given date will only be released if the Company meets the "target" level of the earnings per share growth performance standard (after adjustment for relative performance rank) under the Executive Incentive Compensation Plan for Payless Executives for the appropriate long-term performance period. If the Company meets the "threshold" level of that performance standard (after adjustment for relative performance rank), then restrictions will be released on 50% of the shares. For Company performance that falls between the "threshold" and "target" levels, the percentage of shares on which restrictions will be released will be prorated. If the Company does not meet the "threshold" level, then the shares are forfeited. No restrictions will be released until the Compensation Committee certifies that the applicable performance levels have been satisfied.

     Performance Units. The Compensation Committee may make awards of performance units, the value of which is based on the attainment over a designated period of time of specific performance objectives established by the Compensation Committee. Performance units may be settled in cash, shares of the Company's common stock, or a combination thereof.

     Change in Control. The SIP provides that in the event of a change in control of the Company (as defined in the Plan), all stock options and SARs granted will become fully exercisable and vested. The restrictions applicable to any grants of restricted stock will lapse and such shares will be fully vested, and all performance units will be earned and become fully payable.

     Amendment or Termination. The SIP will automatically terminate on April 30, 2006. The Board of Directors may terminate the SIP at any time prior to that date and may make such changes in the SIP as it deems advisable, subject to the rights of participants under outstanding grants and awards, except that shareowner approval shall be sought when required by applicable law.

     Prior Grants. The Stock Option Grant table on page 11 sets forth the number and grant date fair value of the options awarded in 1996 to named executive officers. In 1996, the Company's executive officer group, 14 executives (including the named executive officers), were granted 321,205 stock options with a grant date fair value (see footnote 4 to the Stock Option Grant table) of $5,026,736 and employees other than the executive officer group were granted 178,139 stock options with a grant date fair value of $2,853,513. The restricted stock awards set forth in the Summary Compensation Table were made under the Company's Spin-Off Stock Plan. The Company does not intend to make any additional grants under that plan. Restricted stock awards were made under the SIP in 1996 to employees who were promoted or newly hired into positions that would have been eligible for a grant under the Company's Spin-Off Stock Plan had the employees been in those positions at the time of the spin-off from May. The restricted stock awards under the SIP were a prorated amount of the grants under the Spin-Off Stock Plan. A total of 12,192 shares of restricted stock were granted under the SIP during 1996, none to the executive officers.

     Federal Tax Consequences. The Company has been advised by counsel that under present law, the following are the federal tax income consequences generally arising with respect to awards under the SIP. Awards of stock options, SARs and Performance Restricted Stock are intended to qualify as "performance-based compensation," as defined in Section 162 (m) of the Code in order to preserve tax deductions by the Company with respect to any such compensation in excess of $1 million paid to "covered employees," i.e., the

Company's CEO and the four most highly compensated other executive officers of the Company who are executive officers on the last date of the year in question.

     To qualify stock options and SARs as "performance-based compensation" for tax purposes, the SIP limits the total number of shares of common stock subject to stock options and/or SARs awarded to any one participant as set forth above. To qualify awards of Performance Restricted Stock as performance-based compensation, the SIP, as described above, sets forth certain specific performance criteria with respect thereto and limits the number of such shares that may be awarded to an individual participant in any one year.

     The grant of a stock option or SAR creates no income tax consequences to the participant or the Company. Upon the exercise of a non-qualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the shares purchased (as of the exercise date) over the option price. The Company will be entitled to a deduction in the same amount and at the same time.

     Upon exercising an ISO, a participant has no taxable income (except that the alternative minimum tax may apply), and the Company receives no deduction, provided that the employment requirements specified in Section 422 of the Code are satisfied. If the participant holds the stock acquired upon exercise of an ISO for the statutory holding period, then any gain or loss upon subsequent sale of the common stock will be a long-term capital gain or loss equal to the difference between the option price and any amount realized on the disposition. The Company is allowed no deduction in such case. The statutory holding period is the later of two years from the grant date or one year from the date the common stock is transferred to the participant pursuant to the exercise of the ISO. If a participant disposes of shares acquired by the exercise of an ISO before expiration of the holding period (a "disqualifying disposition"), then the amount of ordinary income taxable to the participant is the lesser of (i) the fair market value of the common stock on the exercise date less the option price and (ii) the amount realized on disposition less the option price. The Company will be entitled to a deduction in the same amount and at the same time.

     Upon exercise of an SAR, the participant will recognize ordinary income equal to the amount of any cash and the market value of any common stock received. The Company will be entitled to a deduction in the same amount at the same time.

     A participant granted shares of restricted stock, including Performance Restricted Stock, is not required to include the value of such shares in income until the first time such participant's rights in the shares are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Section 83(b) of the Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the excess of the fair market value of the stock at the time the income is recognized over the amount (if any) paid for the stock. Subject to Code Section 162(m), as described above, the Company will generally be entitled to a deduction, in the amount of the ordinary income recognized by the participant, for the Company's taxable year in which the participant recognizes such income.

     A participant granted performance units recognizes income in the amount of the award of those units when they vest and are no longer subject to forfeiture and he is entitled to receive the value of the award. Subject to Section 162(m) of the Code, the Company receives a deduction for the same amount in the year that income is recognized by the participant.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL (C), AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                               * * * * * * * * *

PROPOSAL TO APPROVE THE EXECUTIVE INCENTIVE COMPENSATION
PLAN FOR PAYLESS EXECUTIVES

PROPOSAL (D) ON THE ACCOMPANYING PROXY CARD.

     The Executive Incentive Compensation Plan for Payless Executives (the "EICP") is a performance based bonus plan for management employees of the Company. It provides opportunities for designated management employees to earn substantial rewards for superior performance.

     The Board of Directors initially adopted the EICP in 1996 prior to the spin-off from May, and May, as the sole shareowner of the Company, approved the EICP at that time. Under Section 162(m) of the Code, certain future bonus payments under the EICP may not qualify as performance based compensation and be tax deductible unless certain requirements are satisfied, including shareowner approval. (See the report of the Compensation Committee on page 7 hereof for a discussion of Section 162(m).) The Company is seeking shareowner approval of the EICP to help ensure that future bonus awards qualify as "performance based" compensation for purposes of Section 162(m) of the Code. The affirmative vote of the shareowners of a majority of all outstanding shares entitled to vote and represented in person or by proxy at the Annual Meeting is required to approve the EICP. For purposes of the foregoing, broker non-votes and shares represented by a proxy which directs that the shares be voted to abstain on this proposal will not be deemed represented at the meeting as to such proposal and will not be counted. If the EICP is not approved, no awards will be paid under the EICP with respect to annual performance for fiscal 1997 or long-term performance with respect to the fiscal 1997-1999 performance period, in which case the Company reserves the right to adopt alternative compensation arrangements based on its assessment of the needs of the Company. However, long-term awards previously approved prior to the spin-off from May by the Compensation Committee with respect to the fiscal 1996-1997 and fiscal 1996-1998 periods will be paid, if earned. The text of the EICP is in Appendix B. The following summary does not purport to be complete and is qualified by reference to the EICP.

     General. The EICP provides for annual performance and long-term awards based on (i) actual results as compared to pre-established financial performance targets, (ii) the Company's performance relative to certain peer companies, and
(iii) for long-term awards only, changes in the Company's stock price. The EICP is administered by the Compensation Committee of the Board of Directors, whose members are "outside directors" under Section 162(m) of the Code.

     EICP Benefits. The Summary Compensation Table on page 9 sets forth the compensation paid for 1996 pursuant to the EICP to named executive officers. EICP participants (14 individuals, including the named executive officers) received $1,096,870 in annual bonuses and $1,575,471 in "long-term" bonuses. There are no other participants in the EICP. The benefits that will be received by individual persons for future periods are not currently determinable (since they are dependent upon performance). However, the following table shows the estimated target payments with respect to the fiscal 1997 annual award period and the fiscal 1996 to 1997 long-term award period.

                     EXECUTIVE INCENTIVE COMPENSATION PLAN
                             FOR PAYLESS EXECUTIVES

                                                      TARGET VALUE OF AWARD(1)
                            ----------------------------------------------------------------------------
                                        ANNUAL                         LONG-TERM
                            ------------------------------   ------------------------------
    NAME AND POSITION       EPS FACTOR(2)   RONA FACTOR(2)   EPS FACTOR(2)   RONA FACTOR(2)     TOTAL
    -----------------       -------------   --------------   -------------   --------------     -----
Steven J. Douglass........    $150,000         $150,000        $100,000         $100,000      $  500,000
  Chairman of Board and
  Chief Executive Officer
Richard A. Jolosky........      90,000           90,000          60,000           60,000         300,000
  President
Duane L. Cantrell.........      43,605           43,605          29,070           29,070         145,350
  Senior Vice President --
  Retail Operations
Bryan P. Collins..........      45,000           45,000          30,000           30,000         150,000
  Senior Vice President --
  Division Director Parade
  of Shoes
Jed L. Norden.............      40,170           40,170          26,780           26,780         133,900
  Senior Vice President --
  Human Resources
Ullrich E. Porzig.........      40,170           40,170          26,780           26,780         133,900
  Senior Vice President --
  Chief Financial Officer
All Executive Officers as
  a Group (14 people).....     678,705          678,705         452,470          452,470       2,262,350

-------------------------
(1) Depending upon the extent that performance goals are achieved, actual awards with respect to each factor, before adjustment as described below, may range from 50% of target value for threshold performance to 150% of the target value for maximum performance. No awards are payable for below threshold performance. The long-term awards otherwise payable may be increased by 50% or decreased by up to 25% based on changes in the market price of the Company's stock over the performance period. The annual and long-term awards reflect the increase for 1996-1997 in the threshold percentages which are discussed in the Compensation and Nominating Committee report on page 5. There is no assurance that these higher percentages will apply to subsequent periods.

(2) See "Annual Awards" below for a discussion of these factors.

     Eligibility. Management employees of the Company are eligible to participate in the EICP. For 1997 and for long-term performance periods which include 1997, the only participants in the EICP are the executive officers named in the Summary Compensation Table and eight (8) other executive officers. The Compensation Committee designates participants for a particular annual and/or long-term performance period. Performance periods are measured on a fiscal year basis.

     Annual Awards. Annual awards are calculated as a percentage of the participant's base salary on November 1 of the fiscal year. The EICP requires the Compensation Committee to establish a maximum percentage that a participant may earn under the EICP as an annual award for any annual performance period. Generally, the maximum percentage may not be greater than 30%. Under the EICP, the Compensation Committee has the discretion to increase the maximum percentage for any annual performance period to 75% for the CEO, 62.5% for the President and 45% for the other executive officers. Pursuant to such authority, the Compensation Committee has increased the maximum percentages for the fiscal 1997 annual performance period and future annual performance periods to 75% for the CEO, 62.5% for the President and 45% for the other executive officers. The maximum dollar amount of any annual award is $1,500,000.

     The financial performance measures for annual awards are EPS Growth and RONA as disclosed in the Company's annual report and as may be adjusted by the Compensation Committee and certified by the Company's independent certified public accountants to exclude non-recurring or extraordinary items that the Compensation Committee determines are not representative of the Company's ongoing operations. The Compensation Committee established threshold, target and maximum performance objectives with respect to EPS Growth and RONA for each participant for each annual performance period. Generally, for each of EPS Growth and RONA, the percentages of base salary which a participant may earn are 5% for performance equal to the threshold objective; 10% for performance equal to the target objective; and 15% for performance equal to or exceeding the maximum objective. Pursuant to authority granted the Compensation Committee under the EICP, beginning with the fiscal 1997 annual performance period, the percentages of base salary which a participant may earn for each of EPS Growth and RONA are: for performance equal to the threshold objective, 12.5% for the CEO, 10.42% for the President and 7.5% for the other executive officers; for performance equal to the target objective, 25% for the CEO, 20.83% for the President and 15% for the other executive officers; and for performance equal to or exceeding the maximum objective, 37.5% for the CEO, 31.25% for the President and 22.5% for the other executive officers. For actual performance that falls between the threshold and maximum annual objective, the percentage of base salary earned will be prorated.

     Annual awards are subject to an automatic upward or downward adjustment to reflect the Company's performance as compared to peer companies. Each financial measure is ranked with the comparable financial measure of a group of peer companies designated in advance by the Compensation Committee. The Company's relative rank is determined based on data received by the Company's independent public accountants. The relative rank adjustment varies depending on the number of peer companies designated by the Compensation Committee. For example, for fiscal 1997, the Compensation Committee has designated 17 other peer companies (the same peer companies as in the Stock Price Performance graph, except Melville Corporation has been replaced by Footstar, Inc.). If the Company were to rank first through fifth, the award for that measure would not be less than the target level; if the Company were to rank sixth through ninth, the award for that measure would not be less than threshold level; and if the Company were to rank fourteenth through eighteenth, the award for that measure would not be more than threshold level.

     Long-Term Awards. Generally, each long-term performance period consists of three consecutive fiscal years. Long-term performance periods operate concurrently (that is, a new performance period commences annually). However, to phase in the EICP following the spinoff from May, the initial "long-term" performance period was fiscal 1996, and the second is fiscal years 1996 and 1997 and the third is fiscal years 1996, 1997 and 1998. A fourth performance period, covering fiscal years 1997, 1998 and 1999, has also begun. Awards made with respect to this fourth period are subject to shareowner approval of this proposal. Long-term awards are calculated as a percentage of the participant's average base salary over the performance period.

     The financial performance measures for long-term awards are EPS Growth and RONA. EPS Growth is measured by the compound annual growth rate over the performance period. RONA is measured by averaging the returns for each fiscal year of the performance period.

     As with the annual award portion of the EICP, the Compensation Committee establishes a maximum percentage of participant's average base salary for long-term performance period that may be earned for such long-term performance period. Generally, the maximum percentage that a participant may earn under the EICP as a long-term award for any long-term performance period (before any share price adjustment) is 30%. Under the EICP, the Compensation Committee has the discretion to increase the maximum percentage for any long-term performance period (before any price adjustment) to 75% for the CEO and 62.5% for the President. Pursuant to such authority, the Compensation Committee has increased the maximum percentages for the fiscal 1996 to 1997 long-term performance period and future long-term performance periods to 50% for the CEO and 41.66% for the President (before any share price adjustment). The maximum dollar amount of any long-term award is $1,500,000.

     The Compensation Committee established threshold, target and maximum performance objective with respect to the EPS Growth and RONA for each participant for each long-term performance period. Generally, for each of EPS Growth and RONA, the percentages of average base salary which a participant may earn (before any share price adjustment) are 5% for performance equal to the threshold objective; 10% for performance equal to the target objective; and 15% for performance equal to or exceeding the maximum objective. Pursuant to authority granted the Compensation Committee under the EICP, beginning with the fiscal 1996 to 1997 long-term performance period, the percentages of average base salary which a participant may earn for each of EPS Growth and RONA (before any share price adjustment) are: for performance equal to the threshold objective, 8.33% for the CEO and 6.94% for the President; for performance equal to the target objective, 16.67% for the CEO and 13.89% for the President; and for performance equal to or exceeding the maximum objective, 25% for the CEO and 20.83% for the President.

     As with the annual award portion of the EICP, long-term awards are subject to adjustment based on the Company's relative ranking compared to a group of peer companies designated by the Compensation Committee. Long-term awards are also adjusted to reflect changes in the market value of the Company's common stock over the performance period. The award earned is increased or decreased in direct proportion to the percentage increase or decrease in the market price, subject to a maximum increase of 50% of such award and maximum decrease of 25% of such award.

     Discretionary Adjustments of Awards and Percentages. The Compensation Committee may adjust the annual and long-term awards of any participant upward or downward in its sole and absolute discretion. The Compensation Committee may not, however, make discretionary upward adjustments in awards of a participant whose compensation for the particular year is subject to the limits on tax deductibility in Section 162(m) of the Code. No awards will be paid to such a participant until the Committee certifies in writing that the terms of the EICP have been satisfied.

     Amendment and Termination. The Compensation Committee may award or terminate the EICP at any time, subject to the rights of participants to awards for performance periods which have been commenced prior to such amendment or termination, except that shareowner approval shall be sought for any change requiring such approval under Section 162(m) of the Code.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL (D), AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                               * * * * * * * * *

              PROPOSAL TO APPROVE THE PAYLESS STOCK OWNERSHIP PLAN

PROPOSAL (E) ON THE ACCOMPANYING PROXY CARD.

     The Board of Directors believes that providing employees and executive officers an opportunity to purchase stock at a discount will play a significant role in attracting, motivating and retaining highly qualified and talented employees who are important to the Company's success. The Board further believes that equity ownership in the Company by employees and executive officers encourages them to enhance the value of the Company and, hence, the price of the Company's common stock and the shareowners' return. Upon the recommendation of the Compensation Committee, and to further the Company's objective of encouraging stock ownership by employees, the Board has adopted the Payless Stock Ownership Plan (the "Plan"), effective August 1, 1997, subject to shareowner approval.

     The affirmative vote of the shareowners of a majority of all outstanding shares entitled to vote and represented in person or by proxy at the Annual Meeting is required to approve the Plan. For purposes of the foregoing, broker non-votes and shares represented by proxy which directs that the shares be voted to abstain on this proposal will not be deemed represented at the meeting as to such proposal and will not be counted.

     The text of the Plan is in Appendix C. The following summary does not purport to be complete and is qualified by reference to the Plan.

     Eligibility. Participation in the Plan is open to each employee and executive officer (an "Eligible Employee") of the Company and its domestic subsidiaries (collectively, the "Participating Companies") who has been continuously employed by the Participating Companies for at least one year. At August 1, 1997, approximately 14,000 eligible employees (including 13 executive officers) could participate in the Plan.

     Purchase Methodology, Period and Limits. Eligible Employees may participate in the Plan by payroll deduction. The amount of each payroll deduction for each payroll period may not exceed $25 for a weekly payroll period or $50 for a bi-weekly payroll period of the participant's current regular wage or salary paid to him by any of the Participating Companies. A participant may change the amount of his payroll deduction at any time, but not more often than once in any month. Each calendar month will be a purchase period. At the end of each purchase period the amount contributed during the purchase period to each participant's payroll deduction account shall be applied to purchase shares of common stock of the Company at 85% of fair market value on the date of purchase. At that time, the Company will contribute the remaining 15% of the fair market value of the common stock to be purchased. No participant may purchase more than $1,530 of common stock in any year (this amount is determined by applying the 15% discount on the purchase price of the stock to the maximum contribution of $1,300 per year) and amounts held for a participant during a purchase period will not bear interest. Rights acquired under the Plan are not transferable and may be exercised only by a participant.

     Voting and Other Rights. All voting and other rights pertaining to the shares allocated to a participant's account will be exercised only in accordance with written directions, if any, given by the participant.

     Purchase Price. The purchase price per share of common stock for any purchase period is 85% of the fair market value of a share of common stock on the day the stock is purchased (which day shall be no later than the tenth business day following the last day of the applicable purchase period). However, the Committee appointed by the Board of Directors has the authority to change the purchase price, provided that the purchase price may not be below the lesser of (i) 85% of the fair market value of the common stock on the first day of the applicable purchase period and (ii) 85% of the fair market value of the common stock on the last day of the applicable purchase period.

     Shares Subject to Plan. The maximum aggregate number of shares of common stock that may be purchased under the Plan is 2,000,000 (subject to antidilution provisions as set forth in the Plan). Such shares will be purchased on the open market.

     Termination and Amendment. A participant may elect at any time to terminate participation in the Plan. The Board of Directors may terminate the Plan at any time, and the Plan will terminate in any event when the maximum number of shares of common stock that may be sold under the Plan have been purchased.

     Administration. The Plan will administered by a Committee appointed by the Board of Directors. Shares will be purchased and held by a trustee that may be an individual or institutional trustee. The Company will bear the costs of administration of the Plan, including any fees, costs and expenses relating to the purchase of shares. The employee will be responsible for all fees, costs and expenses due upon the sale of any shares purchased under the Plan.

     Federal Tax Consequences. The Company has been advised by counsel that under present law, the following are the federal income tax consequences generally arising with respect to the Plan. No federal income tax will be recognized by the participant upon the grant of the option to purchase stock or upon the purchase of the stock under the Plan. If a participant disposes of stock purchased under the Plan within two (2) years from the first day of the purchase period during which such stock was purchased, at the time of disposition, the participant will recognize (a) ordinary income equal to the fair market value of the stock on the day it was purchased less the amount paid for the shares, and (b) a capital gain or loss equal to the difference between the participant's basis in the stock (the amount paid for the stock plus the amount taxed as ordinary income under (a) above) and the amount realized upon the disposition of the stock. If the participant holds the stock for more than one year, the capital gain or loss will be long-term capital gain or loss. Subject to Section 162(m) of the Code (pursuant to which options granted under the Plan will not be considered "performance based"), the Company will be entitled to a deduction in the amount of the ordinary income on which the participant is taxed under subparagraph (a) above.

     If a participant disposes of stock purchased under the Plan more than two
(2) years from the first day of the purchase period during which such stock was purchased or dies while owning such stock, at the time of the disposition or death, the participant will recognize ordinary income equal to the lesser of (x) the excess of the fair market value of the stock on the date of disposition or death over the amount paid for such stock or (y) 15% of the fair market value of such stock at the time the option to purchase the stock is granted. In addition, the participant will recognize a long-term capital gain or loss equal to the difference between the participant's basis in the stock (the amount paid for the stock plus the amount taxed as ordinary income under [x] or [y] above) and the amount realized upon the disposition of the stock. The Company will not be entitled to any deduction related to income recognized by a participant.

     Stock Ownership Plan Benefits. It is not possible at this time to determine the dollar value of benefits available under the Plan. The table below sets forth the amounts that would have been payable for fiscal year 1996 to the named executive officers, all current executive officers as a group and all employees, including all current officers who are not executive officers, as a group if the Plan had been in effect during fiscal 1996, and if each employee had elected to participate to the maximum extent permitted by the Plan.

                          PAYLESS STOCK OWNERSHIP PLAN

                                                                DOLLAR VALUE
                            NAME                                OF AWARD(1)
                            ----                                ------------
Steven J. Douglass..........................................     $      229
Richard A. Jolosky..........................................     $      229
Duane L. Cantrell...........................................     $      229
Bryan P. Collins............................................     $      229
Jed L. Norden...............................................     $      229
Ullrich E. Porzig...........................................     $      229
All Executive Officers as a Group (14 people)...............     $    3,212
All Other Employees as a Group (14,835 people)..............     $3,403,297

-------------------------
(1) Amounts are not determinable for fiscal year 1997 because neither the participation level for such employee nor the Company's stock price are known at this time. Assuming that each executive officer had contributed the maximum of $1,300 of his base pay during fiscal year 1996, the table reflects what the dollar value (calculated as described below) of the shares that would have been purchased had the Plan been in effect for all of fiscal year 1996. The dollar value has been calculated by calculating as of the last day of each purchase period (x) the fair market value of the stock that would have been purchased on that day, less (y) the price the employee would have paid for the stock purchased on that day.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL (E), AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                               * * * * * * * * *

     BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS AND PERSONS OWNING MORE THAN FIVE PERCENT OF COMMON STOCK. The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of February 1, 1997 (including shares of Common Stock held in the Payless Profit Sharing Plan account for executive officers) by (a) each person known by the Company to own beneficially more than 5% its common stock, (b) each Director and nominee for election as a Director of the Company and each of the executive officers named in the Summary Compensation Table on page 9, and (c) all current Directors, nominees and executive officers as a group. The shares allocated to the accounts of named participants in the Payless Profit Sharing Plan constitute less than 1% of the Common Stock of the Company (see note (1) below).

                                                VOTING POWER      INVESTMENT POWER
                                              ----------------   ------------------               PERCENT
                    NAME                       SOLE     SHARED     SOLE      SHARED     TOTAL     OF CLASS
                    ----                       ----     ------     ----      ------     -----     --------
HOLDER OF MORE THAN FIVE PERCENT OF COMMON
STOCK
FMR Corp. ..................................  303,592     0      6,029,132     0      6,029,132    15.10%
  82 Devonshire Street
  Boston, MA 02109-3614
Lincoln Capital Management Company..........  949,732     0      2,070,920     0      2,070,920     5.20%
  200 South Wacker Drive
  Suite 2100
  Chicago, IL 60606
DIRECTORS, NOMINEES AND EXECUTIVE
OFFICERS(1)
Howard R. Fricke............................    2,295     0            971     0          2,295     *
Thomas A. Hays..............................   38,800     0         37,476     0         38,800     *
Michael H. Murphy...........................    3,295     0          1,971     0          3,295     *
Robert L. Stark.............................    2,391     0          1,067     0          2,391     *
Steven J. Douglass..........................   26,975     0         11,975     0         26,975     *
Richard A. Jolosky..........................   16,937     0          5,625     0         16,937     *
Duane L. Cantrell...........................    8,404     0          3,654     0          8,404     *
Bryan P. Collins............................    6,330     0          1,621     0          6,330     *
Jed L. Norden...............................   12,645     0          8,311     0         12,645     *
Ullrich E. Porzig...........................   11,248     0          6,914     0         11,458     *
All directors, nominees and executive
  officers as a group (18 persons)..........  171,850     0         94,696     0        171,850     *

-------------------------
 *  Less than one percent.

(1) The Payless Profit Sharing Plan provides for an investment fund which is invested in shares of Payless common stock (the "Payless Profit Sharing Plan Common Stock Fund"). As of February, 1997, the trust under the Payless Profit Sharing Plan owned approximately 290,096 shares of Payless common stock (less than 1% of the shares of Payless common stock outstanding) in the Payless Profit Sharing Plan Common Stock Fund. The shares shown as to which sole voting power is indicated include shares of restricted stock which have not yet vested, but with respect to which the individual or group has been granted voting rights.

GENERAL

     1998 Shareowners Proposal. Shareowner proposals for the 1998 annual meeting of shareowners must be received at the Company's principal executive offices, 3231 East Sixth Street, Topeka, Kansas, 66607, Attention: Corporate Secretary, on or prior to December 15, 1997, for inclusion in the Company's proxy statement and proxy for such meeting.

     Solicitation of Proxies. Your signature on the accompanying proxy card is solicited by the Company's Board of Directors. The expenses of solicitation of proxies hereunder will be paid by the Company. Proxies may be solicited by Directors, officers and regular employees of the Company personally, by mail, telegraph and telephone from and through registered owners, nominees and others acting as principals and as intermediaries. The Company may reimburse persons holding shares in their names or those of their nominees for their expenses in sending proxies and proxy material to principals. In addition, the Company has retained Corporate Investor Communications, Inc., to assist in the solicitation of proxies for a fee of $5,500, plus out-of-pocket expenses.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION IN GIVING THIS MATTER YOUR IMMEDIATE ATTENTION WILL BE APPRECIATED.

                                          By order of the Board of Directors

                                          William J. Rainey
                                          Secretary

Topeka, Kansas
April 14, 1997

                                                                      APPENDIX A

                            PAYLESS SHOESOURCE, INC.

                           1996 STOCK INCENTIVE PLAN

I. GENERAL

     1. PURPOSE. The purpose of the Plan is to aid the Company and its Subsidiaries in attracting, retaining, and motivating management employees.

     2. DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below:

          a. "Board" means the Board of Directors of the Company.

          b. "Code" means the Internal Revenue Code of 1986, as amended.

          c. "Committee" means a committee designated by the Board, which shall consist of not less than two members of the Board who shall be appointed by and serve at the pleasure of the Board and who shall be "disinterested" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, and who shall be "outside" directors within the meaning of Section 162(m) of the Code.

          d. "Company" means Payless ShoeSource, Inc.

          e. "Disability" means a permanent and total disability which enables the Participant to be eligible for and receive a disability benefit under the Federal Social Security Act.

          f. "Fair Market Value" means the average of the high and low prices of the Stock on the New York Stock Exchange on the date in question, or, if no sale or sales of the Stock occurred on such Exchange on that day, the average of the high and low prices of the Stock on the last preceding day when the Stock was sold on the New York Stock Exchange; with respect to a Stock Appreciation Right, the term means the average of the high and low prices of the Stock on the New York Stock Exchange on such date or dates as may be provided in the Stock Appreciation Right Agreement; provided, however, that with respect to Options granted as of the effective date of the spin-off (the "Effective Date") of the Company by The May Department Stores Company ("May") with respect to options previously granted by May which were waived by the Participant or which were not yet exercisable and therefore lapsed on the Effective Date, the "Fair Market Value" means the arithmetic average of the high and low trading prices of the Stock on the New York Stock Exchange for each of the first 30 trading days on which trading in the Stock on that exchange occurs.

          g. "Incentive Stock Option" means an Option granted under the Plan which constitutes and shall be treated as an "incentive stock option" as defined in Section 422 of the Code.

          h. "Non-Qualified Stock Option" means an Option granted under the Plan which shall not constitute or be treated as an Incentive Stock Option.

          i. "Non-Tandem Stock Appreciation Right" means a Right described in
     Part III, Section 3.

          j. "Option" means a right or rights to purchase shares of Stock described in Part II.

          k. "Option Agreement" means the agreement between the Company and a Participant evidencing the grant of an Option and containing the terms and conditions, not inconsistent with the Plan, that are applicable to such Option.

          l. "Participant" means an individual to whom an Option, Right or Performance Unit is granted or Restricted Stock Grant is made.

          m. "Performance Restricted Stock" means Restricted Stock whose provisions include the restrictions described in Part IV, Section 3(b).

          n. "Performance Unit" means a right, described in Part V, to receive up to 100% of the value of shares of Stock.

          o. "Plan" means the 1996 Stock Incentive Plan of the Company, as amended from time to time.

          p. "Related Option" means the Option in relation to which a Tandem Stock Appreciation Right is granted.

          q. "Restricted Stock Grant" means a grant described in Part IV.

          r. "Retirement" means retirement as that word is defined in the Company's Profit Sharing Plan.

          s. "Stock" means the Common Stock of the Company.

          t. "Stock Appreciation Right" or "Right" means a right described in
     Part III which provides for the payment of an amount in cash or Stock in accordance with such terms and conditions as are provided in the Stock Appreciation Right Agreement applicable to such Right; provided however, that in Part III, Section 2, "Right" shall refer only to a "Tandem Stock Appreciation Right" and that in Part III, Section 3, "Right" shall refer only to a "Non-Tandem Stock Appreciation Right."

          u. "Stock Appreciation Right Agreement" means the agreement between the Company and a Participant evidencing the grant of a Stock Appreciation Right and containing the terms and conditions, not inconsistent with the Plan, that are applicable to such Right.

          v. "Subsidiary" means a subsidiary of the Company or an unincorporated organization controlled, directly or indirectly, by the Company.

          w. "Tandem Stock Appreciation Right" means a Right described in Part III, Section 2.

     3. ADMINISTRATION. The Plan shall be administered by the Committee. Subject to all applicable provisions of the Plan, the Committee is authorized to approve grants of Options, Rights or Performance Units or the making of Restricted Stock Grants in accordance with the Plan, to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan and to make all determinations and take all actions necessary or advisable for the Plan's administration. The Committee shall act by vote or written consent of a majority of its members. Whenever the Plan authorizes or requires the Committee to take any action, make any determination or decision or form any opinion, then any such action, determination, decision or opinion by or of the Committee shall be in the absolute discretion of the Committee.

     4. SHARES SUBJECT TO THE PLAN.

          (a) Maximum Number of Shares. Stock issued under the Plan shall be treasury shares subject to the following limitations:

             (i) Plan Maximum. The maximum number of shares of Stock which may be issued under the Plan is 5,200,000, of which no more than 400,000 may be issued pursuant to Restricted Stock Grants.

             (ii) Participant Maximum. The maximum number of Options and Stock Appreciation Rights which may be granted to any Participant during the term of the Plan is 500,000; provided, however, that if a Stock Appreciation Right is issued in substitution for an existing stock option or in tandem with a stock option, then the grant of such a Stock Appreciation Right shall not count against the limit. The maximum number of shares of Stock which may be issued to each Participant free from restrictions pursuant to a grant of Performance Restricted Stock is 50,000 per year. The maximum number of shares of Stock which may be granted to each Participant pursuant to Performance Units is 50,000 per year.

          (b) Expired Options or Rights. If an Option or Right expires, terminates, ceases to be exercisable or is surrendered without having been exercised in full, then the shares relating to the Option or Right shall, unless the Plan has been terminated, again become available under the Plan.

          (c) Lapse of Restrictions on Restricted Stock. If any shares of Stock shall be returned to the Company pursuant to the provisions of Sections 2 or 3 of Part IV or in the instruments evidencing the making of Restricted Stock Grants, then such shares shall, unless the Plan has been terminated, again become available under the Plan.

          (d) Expired Performance Units. If a Performance Unit expires, terminates, is surrendered or otherwise ceases to exist, so that no further shares of Stock may be issued pursuant to such Performance Unit, then the shares of Stock which could have been issued but were not issued pursuant thereto shall, unless the Plan has been terminated, again become available under the Plan.

     5. PARTICIPANTS. Participants in the Plan shall be determined as follows:

          (a) Eligibility. The individuals who are eligible to receive Options, Rights, Performance Units or Restricted Stock Grants hereunder shall be limited to management employees of the Company and its Subsidiaries (including employees who are directors and/or officers).

          (b) Determination. From time to time the Committee shall, in its sole discretion, but subject to all of the provisions of the Plan, determine which of those eligible employees shall receive Option(s), Stock Appreciation Right(s), Performance Unit(s) or Restricted Stock Grant(s) under the Plan and the size, terms, conditions and/or restrictions of the Option(s), Right(s), Performance Unit(s) or Restricted Stock Grant(s).

          (c) Differing Terms; Effect of Grant. The Committee may approve the grant of Option(s) Right(s), or Performance Unit(s) or the making of Restricted Stock Grant(s) subject to differing terms, conditions and/or restrictions to any eligible employee in any year. The Committee's decision to approve the grant of an Option, Right or Performance Unit or the making of a Restricted Stock Grant to an eligible employee in any year shall not require the Committee to approve the grant of an Option, Right or Performance Unit or the making of a Restricted Stock Grant to that employee in any other year or to any other employee in any year; nor shall the Committee's decision with respect to the size, terms, conditions and/or restrictions of any Option, Right or Performance Unit to be granted to an employee or any Restricted Stock Grant to be made to an employee in any year require the Committee to approve the grant of an Option, Right or Performance Unit or the making of a Restricted Stock Grant of the same size or with the same terms, conditions and/or restrictions to that employee in any other year or to any other employee in any year. The Committee shall not be precluded from approving the grant of an Option, Right or Performance Unit or the making of a Restricted Stock Grant to any eligible employee solely because such employee may previously have been granted an Option, Right or Performance Unit or may previously have received a Restricted Stock Grant.

     6. RIGHTS WITH RESPECT TO SHARES OF STOCK. A Participant who has exercised an Option or Right (payable all or in part in Stock) or to whom a Restricted Stock Grant has been made or to whom shares of Stock have been issued pursuant to Performance Units shall have, after a certificate or certificates for the number of shares of Stock granted have been issued in his name, absolute ownership of such shares including the right to vote the same and receive dividends thereon; provided, however that rights with respect to shares issued in connection with a Restricted Stock Grant shall be subject to the terms, conditions and restrictions described in the Plan and in the instrument evidencing the making of the Restricted Stock Grant to such Participant.

     7. EMPLOYMENT. In the absence of any specific agreement to the contrary, no grant of an Option, Right or Performance Unit or making of a Restricted Stock Grant to a Participant under the Plan shall affect any right of the Company or its Subsidiaries to terminate the Participant's employment at any time.

II. OPTIONS

     1. GENERAL. Each employee chosen to receive an Option(s) may be granted an Incentive Stock Option, a Non-Qualified Stock Option or both, subject to the following terms, conditions and restrictions. Each Option granted under the Plan shall be evidenced by an Option Agreement which shall contain such terms and conditions consistent with the Plan as the Committee shall determine; provided, however, that each Option shall satisfy the following requirements and each Incentive Stock Option shall satisfy the requirement of Part II, Section 2:

          (a) Option Price. The option price for each share purchased under any Option shall be specified in the Option Agreement and, subject to the provisions of paragraph (b) below and Part VII, Section 3, shall not be less than Fair Market Value on the date the Option is granted; provided, however, that in no event shall the option price per share be less than the par value thereof.

          (b) Option Period.

             (i) General. The period in which an Option may be exercised shall not exceed ten years from the date the Option is granted; provided, however, that the Option may be sooner terminated in accordance with the provisions of this paragraph (b). Subject to the foregoing, the Committee may provide that any Option may be exercised, in whole or in part, at such time or times as the Committee may in its discretion determine.

             (ii) Termination of Employment. If the Participant ceases to be an employee of the Company or a Subsidiary for any reason other than Retirement, Disability, or death, all of such Participant's outstanding Options shall immediately terminate.

             (iii) Retirement or Disability. If a Participant's employment is terminated by Retirement or Disability, the term of any then outstanding Option held by the Participant shall extend for a period specified by the Committee in the agreement pertaining to such Option, and the number of shares in respect of which the Option may be exercised after the Participant's Retirement or Disability shall be determined by the agreement pertaining to such Option; provided, however, that such agreement shall provide that the Committee may cancel the Participant's Option during such period if the Participant's Retirement was without the consent of the Company, or if the Participant engages during such period of Retirement or Disability in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company.

     2. INCENTIVE STOCK OPTIONS. Each Option Agreement evidencing an Incentive Stock Option shall satisfy the requirement that to the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under the Plan and all stock option plans of the Company and its Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 2, aggregate Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted.

     3. DEATH. If a Participant's employment is terminated by death at a time when he or she has not fully exercised any then outstanding Option, or if a Participant dies after Retirement or Disability without having fully exercised any then outstanding Option, the beneficiary designated by the Participant (or, in the absence of such designation, the executors or administrators or legatees or distributees of the Participant's estate) shall have the right to exercise such Option in whole or in part during such period following the Participant's death as is set forth in the Option Agreement. The Company shall prescribe the procedures and requirements for beneficiary designations not inconsistent with this provision and has the right to review and approve such designations.

     4. NONASSIGNABILITY. Each Option shall not be transferable (other than, upon the death of the Participant, by beneficiary designation, by last will and testament or by the laws of descent and distribution) and shall be exercisable during the Participant's lifetime only by the Participant.

     5. PAYMENT FOR STOCK. Full payment in cash or, if the Committee approves, in Stock, for shares purchased shall be made at the time of exercising the Option in whole or in part. No certificates for shares so purchased shall be issued until full payment therefor has been made, and a Participant shall have none of the rights of a shareowner until such certificates are issued to him or her. In addition, if the Committee approves, the Option Agreement may provide that the Participant may elect, on terms set forth in the Option Agreement, to have the Company withhold from the shares of Stock payable to the Participant upon exercise of an Option the number of shares of Stock having a fair market value equal to the amount of any required withholding taxes.

     6. USE OF PROCEEDS. The proceeds received by the Company from the sale of Stock pursuant to the exercise of an Option may be used for general corporate purposes.

     7. RESTRICTIONS UPON EXERCISE OF OPTION. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities under any state or Federal law, or that the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or Federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares thereunder, then in any such event such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     8. REPRICING PROHIBITED. There shall be no grant of an Option(s) to a Participant in exchange for a Participant's agreement to cancellation of a higher-priced Option(s) that was previously granted to such Participant.

III. STOCK APPRECIATION RIGHTS

     1. GENERAL. Each employee chosen to receive a Stock Appreciation Right(s) may be granted a Tandem Stock Appreciation Right, a Non-Tandem Stock Appreciation Right or both, subject to the following terms, conditions and restrictions and subject to such additional terms, conditions and restrictions as may be determined by the Committee from time to time hereafter; provided however, that no Right shall be subject to additional terms, conditions or restrictions which are more favorable to a Participant than the terms, conditions and restrictions set forth in the Plan.

     2. TANDEM STOCK APPRECIATION RIGHTS. Each Tandem Stock Appreciation Right may be granted only with respect to a share(s) of Stock for which an Option(s) has been granted under the Plan, and may be awarded concurrently with the grant of such Option or at any time thereafter while the Option is outstanding. If the Committee so determines, a Tandem Stock Appreciation Right may also be granted with respect to a share(s) of Stock for which an option has been granted and is outstanding under any other plan of the Company. A Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Agreement which shall contain such terms and conditions (which may include limitations as to the time when such Stock Appreciation Right becomes exercisable and when it ceases to be exercisable that are more restrictive than the limitations applicable to the Related Option(s)) not inconsistent with the Plan as the Committee shall determine; provided, however, that each Tandem Stock Appreciation Right shall satisfy the following requirements:

          (a) Termination of a Right. If the Related Option is exercised, in whole or in part, then the Right with respect to the shares of Stock purchased pursuant to such exercise (but not with respect to any unpurchased shares of Stock) shall terminate as of the date of the exercise. If an unexercised Right is otherwise exercisable on the date that the Related Option expires, and if the Fair Market Value of the shares of Stock with respect to which such Right was granted, determined as of the date of such expiration, exceeds the Option price of such shares, then, notwithstanding Section 2(b), the Right shall automatically be deemed to have been exercised as of the date of such expiration; otherwise, on the date that the Related Option expires, any outstanding Right related thereto shall be terminated as of the date of such expiration.

          (b) Exercise. Tandem Stock Appreciation Rights may be exercised (i) only at such time or times as, and to the extent that, the Related Options shall be exercisable, (ii) only upon surrender of the Related Options with respect to the shares for which the Rights are then being exercised, and
     (iii) subject to the terms and conditions set forth in the Stock Appreciation Right Agreement; provided that no Tandem Stock Appreciation Right may be exercised prior to the expiration of six (6) months from the date of the grant and can only be exercised during the ten-day period beginning on the third business day following the release of the Company's quarterly or annual statement of sales and earnings.

     3. NON-TANDEM STOCK APPRECIATION RIGHTS. Each Non-Tandem Stock Appreciation Right may be granted with respect to a share(s) of Stock or, if the Committee so determines, in exchange for an outstanding Option or an outstanding stock option granted under any other plan of the Company. A Non-Tandem Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Agreement which shall contain such terms and conditions not inconsistent with the Plan as the Committee shall determine; provided, however, that each Non-Tandem Stock Appreciation Right shall satisfy the following requirements:

          (a) Termination of a Right. A Non-Tandem Stock Appreciation Right shall terminate as of the earlier of (i) the date of exercise of such Right, to the extent that it is exercised; or (ii) the termination date specified in the Stock Appreciation Right Agreement. If an unexercised Right is otherwise exercisable on the date that it expires, and if the Fair Market Value of the shares of Stock with respect to which such Right was granted, determined as of the date of such expiration, exceeds the exercise price of such Right (set forth in the Stock Appreciation Right Agreement), then the Right shall automatically be deemed to have been exercised as of the date of such expiration.

          (b) Exercise. Non-Tandem Stock Appreciation Rights may be exercised in accordance with the terms and conditions set forth in the Stock Appreciation Right Agreement; provided that (i) no Non-Tandem Stock Appreciation Right that is payable all or in part in Stock may be exercised prior to the expiration of six (6) months from the date of the grant; (ii) the exercise price of any Non-Tandem Stock Appreciation Right granted in exchange for an outstanding Option or for an outstanding stock option granted under any other plan of the Company shall be the same exercise price as that outstanding Option or option and (iii) the exercise price of any Non-Tandem Stock Appreciation Right not granted in exchange for an outstanding Option or for an outstanding stock option granted under any other plan of the Company shall be the Fair Market Value of the Stock on the date of the grant of the Right(s).

     4. PAYMENT.

          (a) Amount. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive the excess of the aggregate Fair Market Value of the shares of Stock with respect to which the Right is being exercised (determined as of the date of such exercise) over (i) the aggregate option price of such shares in the case of Tandem Stock Appreciation Rights; or (ii) the aggregate exercise price (set forth in the Stock Appreciation Right Agreement) in the case of Non-Tandem Stock Appreciation Rights.

          (b) Form. Any amount which becomes payable upon exercise of a Stock Appreciation Right under the Plan shall be paid entirely in cash, entirely in Stock or partly in cash and partly in Stock in accordance with such terms and conditions as are provided in the applicable Stock Appreciation Right Agreement; provided, however, that notwithstanding any provision in any Stock Appreciation Right Agreement, the Committee may determine in its sole and absolute judgment that any amount which may become payable upon exercise of a Right shall be paid entirely in cash.

     5. TERMINATION OF EMPLOYMENT.

          (a) General. If a Participant ceases to be an employee of the Company or of a Subsidiary for any reason other than Retirement, Disability or death, all of such Participant's outstanding Rights shall immediately terminate.

          (b) Retirement or Disability. If a Participant's employment is terminated by Retirement or Disability, the Participant's right to exercise all or any portion of any Right after the date of such Retirement or Disability shall be determined by the provisions of the Stock Appreciation Right Agreement; provided, however, that such Agreement shall provide that the Committee may terminate the Participant's Right prior to the date on which the Right is exercised if the Participant's Retirement was without the consent of the Company, or if the Participant engages during such period of Retirement or Disability in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company.

          (c) Death. If a Participant's employment is terminated by death at a time when the Participant has not fully exercised any then outstanding Rights, or if a Participant dies after Retirement or Disability without having fully exercised any then outstanding Rights, the beneficiary designated by the Participant (or, in the absence of such designation, the executors or administrators or legatees or distributees of the Participant's estate) shall have the right to exercise such Right in whole or in part during such period following the Participant's death as set forth in the Stock Appreciation Right Agreement. The Company shall prescribe the procedures and requirements for beneficiary designations not inconsistent with this provision and has the right to review and approve such designations.

     6. EXPIRATION. If the period in which a Stock Appreciation Right is exercisable expires and the Right has not been exercised, then such Right shall terminate as of the last day on which it was exercisable.

     7. NONASSIGNABILITY. Each Right shall not be transferable (other than, upon the death of the Participant, by beneficiary designation, by last will and testament or by the laws of descent and distribution) and shall be exercisable during the Participant's lifetime only by the Participant.

     8. RESTRICTIONS UPON EXERCISE OF RIGHTS. The exercise of each Right shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities under any state or Federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise, then, in any such event, such exercise shall not be effective unless such withholding, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

IV. RESTRICTED STOCK GRANTS

     1. GENERAL. A Restricted Stock Grant made under the Plan shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Committee from time to time hereafter; provided, however, that no Restricted Stock Grant shall be subject to additional terms, conditions or restrictions which are more favorable to a Participant than the terms, conditions and restrictions set forth in the Plan.

     2. RESTRICTIONS. Subject to the provisions of Part IV, Section 3, shares of Stock granted to a Participant pursuant to a Restricted Stock Grant:

          (i) shall not be sold, assigned, conveyed, transferred, pledged, hypothecated, or otherwise disposed of, and

          (ii) shall be returned to the Company forthwith, and all the rights of the Participant to such shares shall immediately terminate without any payment or consideration by the Company, if the Participant's continuous employment with the Company or any Subsidiary shall terminate for any reason, except as provided in Part IV, Section 4. Such return of such Stock shall be accomplished by the Participant's delivering or causing to be delivered to the Secretary or any Assistant Secretary of the Company the certificate(s) for such shares of Stock, accompanied by such endorsement(s) and/or instrument(s) of transfer as may be required by the Secretary or any Assistant Secretary of the Company.

     3. LAPSE OF RESTRICTIONS.

          (a) General. Subject to the provisions of Part IV, Sections 3(b) and 4 and of Part VII, Section 4, the restrictions set forth in Part IV, Section 2 shall lapse on such date or dates on or after the first anniversary and on or before the tenth anniversary of the date as of which the Restricted Stock Grant is made, as the Committee shall determine at the time of the Restricted Stock Grant.

          (b) Performance Restricted Stock. If the Committee has designated the Stock covered by a Restricted Stock Grant as Performance Restricted Stock, then the lapse of restrictions set forth in Part IV, Section 2 that would otherwise occur on a specified date shall also be subject to the following:

             (i) if the Company meets or exceeds the Target Long-Term EPS Growth Objective (after adjustment for Relative Performance Rank) for the most recently ended Long-Term Performance Period, then the restrictions that would otherwise lapse on such date shall lapse as to 100% of the shares of such Performance Restricted Stock; and

             (ii) if the Company meets or exceeds the Threshold Long-Term EPS Growth Objective (after adjustment for Relative Performance Rank) but does not meet or exceed the Target Long-Term Growth Objective (after adjustment for Relative Performance Rank) for the most recently ended Long-Term Performance Period, then the restrictions on the shares of Performance Restricted Stock that would otherwise lapse on such date shall lapse as to (i) 50% of such shares plus (ii) 50% of such shares multiplied by a fraction (not less than zero and not greater than one), the numerator of which is the Company's actual Long-Term EPS Growth for the most recently ended Long-Term Performance Period less the Threshold Long-Term EPS Growth Objective for such period and the denominator of which is the Target Long-Term EPS Growth Objective for such period less the Threshold Long-Term EPS Growth Objective for such period, and the remaining shares of Performance Restricted Stock shall immediately forfeit to the Company; and

             (iii) if the Company does not meet or exceed the Threshold Long-Term EPS Objective (after adjustment for Relative Performance Rank) for the most recently ended Long-Term Performance Period, then 100% of the shares of such Performance Restricted Stock shall immediately forfeit to the Company.

For purposes of this Section 3(b), the terms Long-Term Performance Period, Relative Performance Rank, Target Long-Term EPS Objective and Threshold Long-Term EPS Objective shall have the same meanings as in the Company's Executive Incentive Compensation Plan for Payless Executives. No restrictions shall lapse on any Performance Restricted Stock until the Committee certifies, in writing, that the requirements set forth in this Section 3(b) have been satisfied.

          (c) Forfeiture. All shares of Stock forfeited under this Section 3 shall be returned to the Company forthwith, and all the rights of the Participant to such shares shall immediately terminate without any payment or consideration by the Company.

     4. TERMINATION OF EMPLOYMENT BY REASON OF DEATH OR DISABILITY. If a Participant who has been in the continuous employment of the Company or of a Subsidiary since the date as of which a Restricted Stock Grant was made to such Participant shall, while in such employment, die or become Disabled and such Participant's death or Disability shall occur more than one year after the date as of which the Restricted Stock Grant was made to such Participant, then the restrictions set forth in Part IV, Section 2 shall lapse as to all shares of Restricted Stock granted to such Participant pursuant to such Restricted Stock Grant on the date of such event. A Participant may file a written designation of beneficiary to receive, in the event of the Participant's death, any shares for which restrictions lapse on the date of death. The Company shall prescribe procedures and requirements for beneficiary designations not inconsistent with this provision and has the right to review and approve such designations.

     5. AGREEMENT BY EMPLOYEE REGARDING WITHHOLDING TAXES. Each Participant shall agree that, subject to the provisions of Part IV, Section 6,

          (i) no later than the date as of which the restrictions mentioned in
     Part IV, Section 2 and in the instrument evidencing the making of the Restricted Stock Grant shall lapse, such Participant will pay to the Company in cash, or, if the Committee approves, in Stock, or make other arrangements satisfactory to the Committee regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Stock subject to such Restricted Stock Grant, and

          (ii) the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Stock subject to such Restricted Stock Grant.

     6. ELECTION TO RECOGNIZE GROSS INCOME IN THE YEAR OF GRANT. If any Participant properly elects, within thirty (30) days of the date of grant, to include in gross income for Federal income tax purposes an amount equal to the fair market value of the shares of Stock granted on the date of grant, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee to pay to the Company in the year of such grant, any Federal, state or local taxes required to be withheld with respect to such shares. If such Participant shall fail to make such payments, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any Federal, state or local taxes of any kind required by law to be withheld with respect to such shares.

     7. RESTRICTIVE LEGEND; CERTIFICATES MAY BE HELD IN CUSTODY. Each certificate evidencing shares of Stock granted pursuant to a Restricted Stock Grant shall, (i) if issued to any person other than the Company for safekeeping while the restrictions apply, bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock Grant and (ii) if issued to the Company for safekeeping while the restrictions apply, be noted as restricted on the records of the transfer agent. Any attempt to dispose of such shares of Stock in contravention of such terms, conditions and restrictions shall be ineffective. The Committee may adopt rules which provide that the certificates evidencing such shares may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody, until the restrictions thereon shall have lapsed.

     8. RESTRICTIONS UPON MAKING OF RESTRICTED STOCK GRANTS. The listing upon the New York Stock Exchange or the registration or qualification under any Federal or state law of any shares of Stock to be granted pursuant to Restricted Stock Grants (whether to permit the making of Restricted Stock Grants or the resale or other disposition of any such shares of Stock by or on behalf of the employees receiving such shares) may be necessary or desirable as a condition of or in connection with such Restricted Stock Grants and if, in any such event, the Board in its sole discretion so determines, delivery of the certificates for such shares of Stock shall not be made until such listing, registration or qualification shall have been completed. In such connection, the Company agrees that it will use its best effort to effect any such listing, registration or qualification; provided, however, the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933 other than on Form S-8, as presently in effect, or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

     9. RESTRICTIONS UPON RESALE OF STOCK. If the shares of Stock that have been granted to a Participant pursuant to the terms of the Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such Participant, if the Committee shall deem it advisable, may be required to represent and agree in writing that (i) any shares of Stock acquired by such employee pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under said Act and (ii) such Participant is acquiring such shares of Stock for the Participant's own account and not with a view to the distribution thereof.

V. PERFORMANCE UNITS

     1. GENERAL. The Committee may, from time to time and upon such terms and conditions as it may determine, grant Performance Units which will become payable to a Participant upon the achievement of specified performance objectives. Each grant of Performance Units shall be evidenced by a Performance Unit Agreement which shall contain such terms and conditions consistent with the Plan as the Committee shall determine; provided, however that each grant of Performance Units shall satisfy the following requirements:

          (a) Each grant shall specify the number of Performance Units to which it pertains.

          (b) The performance period with respect to each Performance Unit shall be such period of time commencing with the date of grant as shall be determined by the Committee at the time of grant.

          (c) Each grant shall specify performance objectives, if any, that are to be achieved in order for payments to be made with respect to such Performance Units.

          (d) Each grant shall specify a minimum acceptable level of achievement in respect of the specified performance objective below which no payment will be made and shall set forth a formula for determining the amount of payment to be made if performance is at or above such minimum, but short of full achievement of the performance objectives.

          (e) Each grant shall specify the time and manner of payment (whether in cash, shares of Stock or a combination thereof) of Performance Units which have been earned.

          (f) The Committee may adjust the performance objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions, such as stock splits, recapitalizations, mergers, combinations, divestitures, spin-offs and the like, have occurred after the date of grant which are unrelated to the performance of the Participant and result in distortion of the performance objectives or the related minimum.

     2. PAYMENT FOR PERFORMANCE UNITS. Full and/or partial payment of Performance Units will be made only upon certification by the Committee of the attainment by the Participant of the performance objectives.

     3. TERMINATION OF EMPLOYMENT BY REASON OF DEATH, DISABILITY OR RETIREMENT. The Committee may, in its sole discretion, determine that Performance Units awarded to a Participant shall become partially or fully vested upon such Participant's termination of employment due to death, Disability or Retirement.

VI. CANCELLATION AND RESCISSION

     1. COMPETITION; CONFIDENTIAL INFORMATION.

          (a) Unless an Option Agreement or a Stock Appreciation Right Agreement (any such agreement being referred to herein as an "Agreement") specifies otherwise, the Committee may

          (1) cancel at any time any unexercised Option or Right; or

          (2) rescind any exercise of an Option or Right;

     if the Participant is not in compliance with all other applicable provisions of the Agreement or the Plan or if, prior to any such exercise or within six months after such exercise, the Participant

             (i) engages in a Competing Business, as such term is defined in the Agreement; or

             (ii) solicits for employment, hires or offers employment to, or discloses information to or otherwise aids or assists any other person or entity other than the Company in soliciting for employment, hiring or offering employment to, any employee of the Company; or

             (iii) takes any action which is intended to harm the Company or its reputation, which the Company reasonably concludes could harm the Company or its reputation or which the Company reasonably concludes could lead to unwanted or unfavorable publicity to the Company; or

             (iv) discloses to anyone outside the Company, or uses in other than the Company's business, any "confidential information," as such term is defined in the Agreement.

          (b) Upon exercise of an Option or Right, the Participant shall certify on a form acceptable to the Committee that the Participant is in compliance with the terms and conditions of the Agreement and the Plan.

          (c) The Company shall immediately notify the Participant in writing of any cancellation of any unexercised Option or Right. Following receipt of such notice, the Participant shall have no further rights with respect to such Option or Right.

          (d) The Company shall notify the Participant in writing of any rescission of an exercise of an Option or Right within one year after the activity referred to in Part VI, Section 1(a). Within ten days after receiving such a notice from the Company, the Participant shall either (i) pay to the Company the excess of the fair market value of the Stock on the date of exercise of an Option over the exercise price for the Option or the fair market value of the Stock and/or cash distributed to the Participant as a result of the exercise of a Right or (ii) return the Stock received upon the exercise of an Option (in which case the Company will return the exercise price to the Participant) or return the Stock and/or cash distributed upon the exercise of a Right.

     2. AGREEMENT BY PARTICIPANT REGARDING DEDUCTION. The Participant shall agree and consent to a deduction from any amounts the Company owes to the Participant from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Participant by the Company), to the extent of the amounts the Participant owes the Company under this Article VI. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount owed by the Participant, calculated as set forth in this Article VI, then the Participant agrees to pay immediately the unpaid balance to the Company.

VII. MISCELLANEOUS

     1. EFFECTIVE DATE. The Plan became effective on April 30, 1996, subject to approval by shareowners, and the Plan was approved by shareowners on April 30, 1996.

     2. DURATION OF PLAN. Unless sooner terminated, the Plan shall remain in effect until April 30, 2006. Termination of the Plan shall not affect any Options or Rights previously granted, which Options or Rights shall remain in effect until exercised, surrendered, or cancelled, or until they have expired, all in accordance with their terms. Termination of the Plan shall not affect any Restricted Stock Grants previously made, or Stock previously granted pursuant to a Restricted Stock Grant; the terms, conditions and restrictions applicable to shares issued pursuant to a Restricted Stock Grant shall remain in effect until such terms, conditions and restrictions shall have lapsed all in accordance with their terms. Termination of the Plan shall not affect any grant of Performance Units previously made; the terms and conditions applicable to such Performance Units shall remain in effect until the Performance Units are earned in accordance with their terms.

     3. CHANGES IN CAPITAL STRUCTURE. In the event that there is any change in the capital structure of the Company through merger, consolidation, reorganization, recapitalization, spin-off or otherwise, or if there shall be any dividend on the Company's Stock, payable in such Stock, or if there shall be a Stock split or a combination of shares, then:

          (i) the number of shares reserved for Options (both in the aggregate and with respect to each Participant) and the number of shares subject to outstanding Options and the price per share of each such Option;

          (ii) the number of shares with respect to which Rights may be exercised (both in the aggregate and with respect to each Participant); and

          (iii) the number of shares of Stock reserved for Restricted Stock Grants under the Plan shall be proportionately adjusted by the Board as it deems equitable, in its absolute discretion, to prevent dilution or enlargement of the rights of a Participant and any shares issued pursuant to such change in capital structure shall be subject to the same terms, conditions and restrictions as the shares of Stock with respect to which newly issued shares are issued. The issuance of Stock for consideration and the issuance of Stock rights shall not be considered a change in the Company's capital structure. No adjustment provided for in this Section 3 shall require the issuance of any fractional share.

     4. CHANGE IN CONTROL. If while unexercised Options, Rights, Restricted Stock Grants or Performance Units remain outstanding under the Plan:

          (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

          (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i),
     (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company's shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (iii) the shareowners of the Company approve a merger or consolidation of the Company with any other Company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

          (iv) the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, then from and after the date of the first of the foregoing events to occur, (a) all Options and Rights held by active employees on such date shall be exercisable in full, whether or not otherwise exercisable; (b) the restrictions set forth in Part IV, Section 2 on all outstanding Restricted Stock Grants, including Performance Restricted Stock Grants, shall lapse; and (c) Performance Units shall be earned and become fully payable.

     5. AMENDMENT OR TERMINATION. The Board may, by resolution, amend or terminate the Plan at any time; provided, however, that

          (i) shareowner approval shall be required for any changes to the Plan which would require shareowner approval under the New York Business Corporation Law, Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Code; and

          (ii) the Board may not, without the written consent of the Participant, alter, impair or adversely affect any right of such Participant with respect to any Option, Right or Performance Unit previously granted, or Restricted Stock Grant grant previously made to such Participant under the Plan except as authorized herein.

Notwithstanding the foregoing, the Board may, by resolution, amend the Plan in any way that it deems necessary or appropriate in order to make income with respect to the Plan deductible for Federal income tax purposes under Section 162(m) of the Code without regard to the foregoing provisos (i) and (ii), and any such amendment shall be effective as of such date as is necessary to make such income under the Plan so deductible.

     7. UNFUNDED PLAN. The Plan shall be unfunded. Neither the Company nor the Committee shall be required to segregate any assets that may at any time be represented by Options or Rights under the Plan. Neither the Company nor the Committee shall be deemed to be a trustee of any amounts to be paid under the Plan. Any liability of the Company to any Participant with respect to a right shall be based solely upon any contractual obligations created by the Plan, a Performance Unit Agreement, a Stock Appreciation Right Agreement or an Option Agreement; no such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Company.

                                                                      APPENDIX B

                            PAYLESS SHOESOURCE, INC.

                          EXECUTIVE COMPENSATION PLAN

     This document constitutes and sets forth the terms of the Payless ShoeSource, Inc. Executive Incentive Compensation Plan for Payless Executives.

     Section 1. PURPOSES OF THE PLAN. The purposes of the Plan are (i) to provide a means to attract, retain and motivate talented personnel and (ii) to provide to participating management employees added incentive for high levels of performance and for additional effort to improve the Company's financial performance. Payments of awards under this Plan are intended to qualify for tax deductibility under the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding any other provisions of this Plan, if any decision must be made before a specified date in order for payments to qualify for such tax deductibility under the tax rules in effect from time to time, then such decision is to be made before such date.

     Section 2. DEFINITIONS. Whenever used herein, the following terms shall have the following meanings:

          (a) "Annual Award" means, for a Participant for a Fiscal Year, the product of the Participant's Minimum Annual Compensation for such Fiscal Year multiplied by the aggregate of:

             (i) the Participant's Annual EPS Factor for such Fiscal Year, plus

             (ii) the Participant's Annual RONA Factor for such Fiscal Year.

          (b) "Annual EPS Factor" means, for a Participant for a Fiscal Year (i) five percent, if actual EPS Growth for such Fiscal Year equals or exceeds the Participant's Threshold Annual EPS Growth Objective for such Fiscal Year, plus (ii) ten percent multiplied by a fraction (not less than zero and not greater than one), the numerator of which is the actual EPS Growth for such Fiscal Year less the Participant's Threshold Annual EPS Growth Objective for such Fiscal Year and the denominator of which is the Participant's Maximum Annual EPS Growth Objective for such Fiscal Year less the Participant's Threshold Annual EPS Growth Objective for such Fiscal Year; provided, however,

             (i) that the Annual EPS Factor shall be subject to adjustment as provided in Section 6(b);

             (ii) that the percentages referred to in this definition may be adjusted by the Committee as provided in Section 4(b); and

             (iii) that the percentages referred to in this definition may be adjusted by the Committee as provided in Section 4(c).

          (c) "Annual RONA Factor" means, for a Participant for a Fiscal Year
     (i) five percent if actual RONA for such Fiscal Year equals or exceeds the Participant's Threshold Annual RONA Objective for such Fiscal Year, plus
     (ii) ten percent multiplied by a fraction (not less than zero and not greater than one), the numerator of which is the actual RONA for such Fiscal Year less the Participant's Threshold Annual RONA Objective for such Fiscal Year and the denominator of which is the Participant's Maximum Annual RONA Objective for such Fiscal Year less the Participant's Threshold Annual RONA Objective for such Fiscal Year; provided, however,

             (i) that the Annual RONA Factor shall be subject to adjustment as provided in Section 6(b);

             (ii) that the percentages referred to in this definition may be adjusted by the Committee as provided in Section 4(b); and

             (iii) that the percentages referred to in this definition may be adjusted by the Committee as provided in Section 4(c).

          (d) "Average Annual Compensation" means, for a Long-Term Performance Period, the Participant's average annual salary rate during such period, determined on a monthly basis, or such lesser amount as the Participant and the Company shall agree to, in writing.

          (e) "Board" means the Board of Directors of the Company.

          (f) "Committee" means a committee designated by the Board, which shall consist of not less than two members of the Board who shall be appointed by and serve at the pleasure of the Board and who shall be "outside" directors within the meaning of Section 162(m) of the Code.

          (g) "Company" means Payless ShoeSource, Inc.

          (h) "Disability" means the inability of a Participant to perform the normal duties of the Participant's regular occupation.

          (i) "EPS Growth" means (i) for a Fiscal Year, the annual growth rate in EPS measured from the immediately preceding Fiscal Year; and (ii) for a Long-Term Performance Period, the compound annual growth rate in EPS measured from the Fiscal Year immediately preceding the Long-Term Performance Period to the last Fiscal Year in the Long-Term Performance Period. For purposes of this definition, "EPS" for a Fiscal Year means the Company's EPS for such Fiscal Year as reported in the Company's annual report to its shareholders for the year of determination (or, in the event that such item is not included in such annual report, such comparable figure as may be determined by the Committee) adjusted by the Company's independent certified public accountants to exclude such non-recurring or extraordinary items as the Committee shall determine are not representative of the on-going operations of the Company.

          (j) "Fiscal Year" means the fiscal year of the Company.

          (k) "Long-Term Award" means, for a Participant for a Long-Term Performance Period, the product of the Participant's Average Annual Compensation for such period multiplied by the aggregate of:

             (i) the Participant's Long-Term EPS Factor for such period, plus

             (ii) the Participant's Long-Term RONA Factor for such period as such product is adjusted in accordance with Section 5(b) of the Plan.

          (l) "Long-Term EPS Factor" means, for a Participant for a Long-Term Performance Period, (i) five percent if actual EPS Growth for such period equals or exceeds the Participant's Threshold Long-Term EPS Growth Objective for such period, plus (ii) ten percent multiplied by a fraction (not less than zero and not greater than one) the numerator of which is the actual EPS Growth for such period less the Participant's Threshold Long-Term EPS Growth Objective for such period and the denominator of which is the Participant's Maximum Long-Term EPS Growth Objective for such period less the Participant's Threshold Long-Term EPS Growth Objective for such period; provided, however,

             (i) that the Long-Term EPS Factor shall be subject to adjustment as provided in Section 6(b); and

             (ii) that the percentages referred to in this definition may be adjusted by the Committee as provided in Section 5(c).

          (m) "Long-Term Performance Period" means three consecutive Fiscal Years; provided, however, that the first Long-Term Performance Period under the Plan shall be Fiscal Year 1996 and the second Long-Term Performance Period under the Plan shall be Fiscal Years 1996 and 1997.

          (n) "Long-Term RONA Factor" means, for a Participant for a Long-Term Performance Period (i) five percent if actual RONA for such period equals or exceeds the Participant's Threshold Long-Term RONA Objective for such period plus (ii) ten percent multiplied by a fraction (not less than zero and not greater than one), the numerator of which is the actual RONA for such period less the Participant's Threshold Long-Term RONA Objective for such period and the denominator of which is the Participant's Maximum Long-Term RONA Objective for such period less the Participant's Threshold Long-Term RONA Objective for such period; provided, however,

             (i) that the Long-Term RONA Factor shall be subject to adjustment as provided in Section 6(b); and

             (ii) that the percentages referred to in this definition may be adjusted by the Committee as provided in Section 5(c).

          (o) "Market Value" means the average closing price of the Stock on the New York Stock Exchange, Inc. during the month of February of the year specified; provided, however, that "Market Value" for Fiscal Year 1996 means the arithmetic average of the high and low trading prices of the Stock on the New York Stock Exchange for each of the first 30 trading days on which trading in the Stock on that exchange occurs

          (p) "Minimum Annual Compensation" means, for a Fiscal Year, the Participant's rate of minimum annual salary on the first day of the fiscal month of November in the Fiscal Year.

          (q) "Participant" means an individual who has been designated to participate in the Plan in accordance with Section 3 of the Plan.

          (r) "Plan" mean the Payless ShoeSource, Inc. Executive Incentive Compensation Plan for Payless Executives.

          (s) "Relative Performance Rank" means, for a Fiscal Year or for a Long-Term Performance Period, the relative rank of the Company (as among the Company and a group of peer companies designated by the Committee) based on the EPS Growth and RONA, respectively, of all such corporations for such corporations' comparable fiscal periods, as determined by the Committee. Relative Performance Rank shall be determined based on data provided by the Company's independent certified public accountants from publicly available information about all such corporations, and adjusted by such independent certified public accountants for comparability (adjustments for LIFO, major non-recurring transactions, etc.) subject to the direction and approval of the Committee. The Committee may change the number of peer companies or corporations included in the group when, as a result of extraordinary or unforeseen events, it is no longer appropriate for a particular corporation to be included in the peer group (such as when one of the group ceases operations, merges with another corporation, files for bankruptcy protection or significantly changes the nature of its business).

          (t) "Retirement" means, as to a Participant, retirement as that word is defined in the Company's Profit Sharing Plan.

          (u) "RONA" means (i) for a Fiscal Year, the Company's return on beginning net assets for such Fiscal Year as reported in the Company's annual report to its shareowners for the year of determination (or, in the event that such item is not included in such annual report, such comparable figure as may be determined by the Committee) adjusted by the Company's independent certified public accountants to exclude such non-recurring or extraordinary items as the Committee shall determine are not representative of the ongoing operations of the Company; and (ii) for a Long-Term Performance Period, the sum of the RONA for each Fiscal Year in the Long-Term Performance Period divided by three.

          (v) "Stock" means the common stock of the Company.

          (w) "Subsidiary" means a subsidiary corporation of the Company within the meaning of Section 425(f) of Code.

          (x) The terms "Maximum Annual EPS Growth Objective," "Maximum Long-Term EPS Growth Objective," "Target Annual EPS Growth Objective," "Target Long-Term EPS Growth Objective," "Threshold Annual EPS Growth Objective," "Threshold Long-Term EPS Growth Objective," "Maximum Annual RONA Objective," "Maximum Long-Term RONA Objective," "Target Annual RONA Objective," "Target Long-Term RONA Objective," "Threshold Annual RONA Objective" and

     "Threshold Long-Term RONA Objective" shall mean the respective objectives determined by the Committee for each Participant pursuant to Section 7 of the Plan.

     Section 3. ELIGIBILITY. Management employees of the Company and its Subsidiaries shall be eligible to participate in the Plan. The Committee may, in its sole discretion, designate any such individual as a Participant for a particular Fiscal Year and/or for a particular Long-Term Performance Period before the end of such Fiscal Year and Long-Term Performance Period, respectively. Designation of an individual as a Participant for any period shall not require designation of such individual as a Participant in any other period, and designation of one individual as a Participant shall not require designation of any other individual as a Participant in such period or in any other period.

     Section 4. ANNUAL AWARD. (a) Subject to the other provisions of the Plan, a Participant for a Fiscal Year who is designated as such for an entire Fiscal Year shall be entitled to an Annual Award for such Fiscal Year. Subject to the other provisions of the Plan, a Participant for a Fiscal Year who is designated as such for less than an entire Fiscal Year shall be entitled to a reduced Annual Award for such Fiscal Year equal to the Annual Award for such Fiscal Year multiplied by a fraction, the numerator of which shall be the number of complete fiscal months between (i) the first day of the fiscal month in which occurs the date as of which the Participant was so designated and (ii) the end of such Fiscal Year and the denominator of which shall be twelve.

     (b) The Committee may change the percentages referred to in the definitions of "Annual EPS Factor" and "Annual RONA Factor" for any Fiscal Year, provided that the maximum Annual Award which may be paid under such different percentage may not be greater than 45% of the Participant's Minimum Annual Compensation for such Fiscal Year.

     (c) The percentages referred to in the definitions of "Annual EPS Factor" and "Annual RONA Factor" may be adjusted by the Committee, in its sole discretion, to provide that such percentages

          (i) with respect to the chairman of the Board and chief executive officer of the Company may be up to two times the percentages stated in such definitions (subject to a maximum of 37.5% for each factor), and

          (ii) with respect to the president of the Company may be up to one and two-thirds times the percentages stated in such definitions (subject to a maximum of 31.25% for each factor).

     (d) Notwithstanding any other provision of the Plan, the maximum dollar amount of any Annual Award for any Participant for any Fiscal Year shall not exceed $1,500,000.

     Section 5. LONG-TERM AWARD. (a) Subject to the other provisions of the Plan, a Participant for a Long-Term Performance Period who is designated as such for an entire Long-Term Performance Period shall be entitled to a Long-Term Award for such period. Subject to the other provisions of the Plan, a Participant for a Long-Term Performance Period who is designated as such for less than an entire Long-Term Performance Period shall be entitled to a reduced Long-Term Award for such period equal to the Long-Term Award for such period multiplied by a fraction, the numerator of which shall be the number of complete fiscal months between (i) the first day of the fiscal month in which occurs the date as of which the Participant was so designated and (ii) the end of such Long-Term Performance Period and the denominator of which shall be thirty-six.

     (b) The Long-Term Award otherwise payable pursuant to Section 5(a) of the Plan for a Long-Term Performance Period shall be adjusted by multiplying such Long-Term Award by a percentage equal to a fraction, the numerator of which shall be the Market Value of the Stock in February of the calendar year in which such Long-Term Performance Period ends and the denominator of which shall be the Market Value of the Stock in February of the calendar year in which such Long-Term Performance Period begins; provided, however, that such percentage shall in no event be greater than one hundred fifty percent nor less than seventy-five percent.

     (c) The percentages referred to in the definitions of "Long-Term EPS Factor" and "Long-Term RONA Factor" may be adjusted by the Committee, in its sole discretion, to provide that such percentages

          (i) with respect to the chairman of the Board and chief executive officer of the Company may be up to two times the percentages stated in such definitions (subject to a maximum of 37.5% for each factor), and

          (ii) with respect to the president of the Company may be up to one and two-thirds times the percentages stated in such definitions (subject to a maximum of 31.25% for each factor).

     (d) Notwithstanding any other provision of the Plan, the maximum dollar amount of any Long-Term Award for any Participant for any Long-Term Performance Period shall not exceed $1,500,000.

     Section 6. ADJUSTMENTS. (a) DISCRETIONARY ADJUSTMENT OF AWARDS. In the event that the Committee determines, in its absolute discretion, that an Annual Award or a Long-Term Award payable to a Participant in accordance with the other terms of the Plan should be adjusted, upwards or downwards, based on all the facts and circumstances known to the Committee at the time, then, the Committee may, in its sole and absolute discretion, increase or decrease any such Annual Award or Long-Term Award to such amount as it determines; provided, however, that the Committee may not adjust upwards any Annual Award or Long-Term Award of any Participant who is a "covered employee" (as defined in Section 162(m) of the Code and the regulations thereunder) with respect to the particular performance period for which the Annual Award or Long-Term Award is being granted.

     (b) ADJUSTMENT FOR RELATIVE RANK. A Participant's Annual EPS Factor, Annual RONA Factor, Long-Term EPS Factor and Long-Term RONA Factor shall be adjusted in the following manner based upon the number of peers in the group of peer companies used to determine the Company's Relative Performance Rank and the Company's Relative Performance Rank therein:

              NUMBER OF PEER COMPANIES (NOT INCLUDING THE COMPANY)

                            20       19       18       17       16       15       14       13       12       11       10       9
                            --       --       --       --       --       --       --       --       --       --       --       -
Factor will be no less
 than "Target" if the
 Company's rank is......   1st -    1st -    1st -    1st -    1st -    1st -    1st -    1st -    1st -    1st -     1s -    1st -
                             6th      5th      5th      5th      5th      4th      4th      4th      4th      3rd      3rd      3rd
Factor will be no less
 than 'Threshold" if the
 Company's rank is......   7th -    7th -    6th -    6th -    6th -    6th -    5th -    5th -    5th -    4th -    4th -    4th -
                            11th     10th     10th      9th      9th      8th      8th      8th      7th      6th      6th      6th
Factor will be no higher
 than "Threshold" if the
 Company's rank is......  16th -   16th -   15th -   14th -   13th -   13th -   12th -   11th -   10th -   10th -    9th -    8th -
                            21st     20th     19th     18th     17th     16th     15th     14th     13th     12th     11th     10th

                            8        7        6        5        4
                            -        -        -        -        -
Factor will be no less
 than "Target" if the
 Company's rank is......   1st -    1st -    1st -    1st -    1st -
                             3rd      2nd      2nd      2nd      2nd
Factor will be no less
 than 'Threshold" if the
 Company's rank is......   4th -    3rd -    3rd -    3rd -    3rd -
                             6th      4th      4th      4th      4th
Factor will be no higher
 than "Threshold" if the
 Company's rank is......   7th -    7th -    6th -    5th -      5th
                             9th      8th      7th      6th

     Section 7. ANNUAL AND LONG-TERM TARGETS. Threshold, target and maximum annual and long-term objectives with respect to EPS Growth and with respect to RONA shall be determined by the Committee as soon as practicable prior to the commencement of each Fiscal Year and each Long-Term Performance Period for each Participant or within the period permitted by applicable law. The Committee shall cause the respective objectives for each Participant to be provided to such Participant as soon thereafter as practicable. Such objectives shall remain in effect for the entire Fiscal Year or Long-Term Performance Period, as appropriate.

     Section 8. PAYMENT OF AWARDS. (a) Annual Awards for a Fiscal Year shall be payable in cash within three months after the close of such Fiscal Year or as soon thereafter as practicable.

     (b) Long-Term Awards for a Long-Term Performance Period shall be payable in cash within three months after the close of such Long-Term Performance Period or as soon thereafter as practicable.

     (c) A Participant may elect to defer all or a portion of an award by making such election under the Deferred Compensation Plan with respect to such award. Such election must be made not later than December 31 of the calendar year preceding the commencement of the Fiscal Year or Long-Term Performance Period, as appropriate.

     (d) The Company shall have the right to deduct any sums that federal, state or local tax laws require to be withheld with respect to any payment of awards.

     (e) Before any award is paid to a Participant who is a "covered employee" (as defined in Section 162(m) of the Code and the regulations thereunder), the Committee shall certify in writing that the material terms of the Plan have been satisfied.

     Section 9. TERMINATION OF EMPLOYMENT.

     (a) Death or Disability. In the event of either the death or Disability of the Participant while employed (a "Section 9(a) Event"), the Participant shall be entitled to the following:

          (i) An Annual Award with respect to the Fiscal Year in which the
     Section 9(a) Event occurs equal to the Annual Award otherwise payable (if any) for that Fiscal Year, prorated to the end of the fiscal month in which such Section 9(a) Event occurs; and

          (ii) A Long-Term Award with respect to each Long-Term Performance Period which includes the Fiscal Year of the Section 9(a) Event; provided, however, that for purposes of this Section 9(a)(ii) the Long-Term Award for any Long-Term Performance Period (1) shall be determined at the end of the Fiscal Year in which the Section 9(a) Event occurs, (2) shall be determined (and averages used in that determination shall be calculated) based only on the Fiscal Year and any preceding Fiscal Years otherwise included in the Long-Term Performance Period and (3) shall be prorated to the end of the fiscal month in which the Section 9(a) Event occurs.

     (b) Retirement.

          (i) In the event of the Retirement of the Participant with the written consent of the Company, such event shall be deemed to be a Section 9(a) Event, and the Participant shall be entitled to an Annual Award and to a Long-Term Award as provided in Section 9(a).

          (ii) In the event of the Retirement of the Participant without the consent of the Company (a "Section 9(b)(ii) Event"), the Participant shall be entitled to the following:

             (1) An Annual Award with respect to the Fiscal Year in which the
        Section 9(b)(ii) Event occurs equal to the Annual Award otherwise payable (if any) for the Fiscal Year, prorated to the end of the fiscal month in which the Section 9(b)(ii) Event occurs; and

             (2) No Long-Term Award following the Section 9(b)(ii) Event. The Participant shall forfeit any right or entitlement to any award with respect to any Long-Term Performance Period which has not been completed on the date of the Section 9(b)(ii) Event. Any Long-Term Award for a period which ended prior to the Section 9(b)(ii) Event shall remain unaffected.

     (c) Termination of Employment.

          (i) In the event of the termination of employment of the Participant not covered by Sections 9(a) or 9(b) above which occurs at the end of the term of the Participant's then-current written employment agreement (if any) with the Company or Subsidiary, or in the event of such a termination of a Participant who has no current written employment agreement with the Company or Subsidiary, such event shall be deemed to be a Section 9(b)(ii) Event, and the Participant shall be entitled to an Annual Award (but not to a Long-Term Award) as provided in Section 9(b)(ii).

          (ii) In the event of the termination of employment of the Participant not covered by Sections 9(a) or 9(b) above before the end of the term of the Participant's then-current written employment agreement (if any) with the Company or Subsidiary, with the written consent of the Company (a "Section 9(c)(ii) Event"), the Participant shall be entitled to the following:

             (1) An Annual Award with respect to the Fiscal Year in which the
        Section 9(c)(ii) Event occurs equal to the actual award otherwise payable for the Fiscal Year (if any); provided, however, that in the event that the term of the Participant's then-current employment agreement is due to expire during that Fiscal Year, then the Annual Award shall be prorated to the end of the fiscal month in which such term is due to expire; and

             (2) A Long-Term Award with respect to each Long-Term Performance Period which includes the Fiscal Year of the 9(c)(ii) Event equal to the Long-Term Award otherwise payable with respect to each Long-Term Performance Period; provided, however, that in the event that the term of the Participant's then-current employment agreement (if any) with the Company is otherwise due to expire during any such period, then the Long-Term Award with respect to such period shall be prorated to the end of the calendar month in which such term is due to expire.

          (iii) In the event of the termination of employment of the Participant not otherwise covered by this Section 9 before the end of the term of the then-current written employment agreement (if any) with the Company or Subsidiary, without the written consent of the Company, the Participant shall not be entitled to any Annual Award or to any Long-Term Award with respect to any Fiscal Year or Long-Term Performance Period which has not been completed as of the date of such termination of employment. The Participant shall forfeit any right or interest in any award for any such Fiscal Year or Long-Term Performance Period. Annual Awards and Long-Term Awards with respect to Fiscal Years and Long-Term Performance Periods which ended prior to the date of such termination of employment shall remain unaffected.

     (d) For purposes of this Section 9, the term "written consent of the Company" shall refer to an express written consent of the Company, duly executed by the Company, which, by its own terms, expressly refers to this Section 9 of the Plan.

     Section 10. CHANGES IN RESPONSIBILITIES. In the event that (i) the duties of a Participant change and the Participant becomes eligible to participate in another bonus plan of the Company, or (ii) the duties of an employee who is a participant in another bonus plan of the Company change and the employee is newly designated by the Committee as a Participant in this Plan, then the maximum amount that such Participant would be entitled to receive under the Plan shall be

          (1) the Annual Award determined in accordance with the provisions of the Plan with respect to the entire Fiscal Year in which such event occurred; and

          (2) a Long-Term Award with respect to each Long-Term Performance Period which has commenced at the time of the event, determined in accordance with the provisions of the Plan,

subject, in all events, to the Committee's right to adjust such awards in accordance with and subject to the restrictions set forth in Section 6(a), in its absolute discretion, which may be exercised in such a way that the Committee deems fair and equitable based on the performance of Participant while participating in the other bonus plan of the Company.

     Section 11. RIGHTS OF PARTICIPANTS AND BENEFICIARIES. (a) Nothing contained in the Plan shall confer upon any Participant any right to continue in the employ of the Company or constitute any contract or agreement of employment or interfere in any way with the right of the Company to terminate or change the conditions of employment.

     (b) The Company shall pay all amounts payable hereunder only to the Participant or his or her personal representatives. In the event of the death of a Participant, payments of all amounts otherwise due to the Participant under the Plan shall be made to the Participant's beneficiary at the time of death under the Company Paid Life Plan of Payless ShoeSource, Inc. or to such other beneficiary as the Participant shall have designated, in writing, for purposes of this Plan on a form provided by the Company.

     (c) Subject to the provisions of Section 11(d), rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy or charge, and any attempt to do so shall be void; nor shall any such amounts be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant or his or her beneficiaries.

     (d) Nothing in this Section 11 shall prohibit the personal representatives of a Participant from designating that any amount that would otherwise be distributed to the Participant's estate should be distributed in accordance with the terms of the Participant's last will and testament or pursuant to the laws of descent and distribution.

     Section 12. UNFUNDED CHARACTER OF THE PLAN. The right of a Participant to receive any Annual Award or Long-Term Award hereunder shall be an unsecured claim against the general assets of the Company. Nothing in the Plan shall require the Company to invest any amounts in Stock or in any other medium.

     Section 13. CHANGES IN CAPITAL STRUCTURE. In the event that there is any change in the Stock through merger, consolidation, reorganization, recapitalization, spin-off or otherwise, or if there shall be any dividend on the Stock, payable in such Stock, or if there shall be a stock split or combination of shares, then the fraction provided for in Section 5(b) of the Plan shall be adjusted by the Committee as it deems desirable, in its absolute discretion, to prevent dilution or enlargement of the rights of Participants. The issuance of Stock for consideration and the issuance of Stock rights shall not be considered a change in the Company's capital structure.

     Section 14. AMENDMENT OR TERMINATION. The Committee may, by resolution, amend or terminate the Plan at any time. Any amendment necessary to bring the Plan into compliance with Section 162(m) of the Code and any regulations thereunder shall not require shareowner approval and the effectiveness of such amendment shall be as of the effective date of the provision in Section 162(m) of the Code or regulations thereunder giving rise to the amendment. However, (i) shareowner approval shall be sought for any changes to the Plan which would require shareowner approval under Section 162(m) of the Code and (ii) except as provided in the preceding sentence, the Committee may not, without the consent of the Participant, amend or terminate the Plan in such a manner as to affect adversely any Annual Award or Long-Term Award which would have been payable, based on the terms of the Plan immediately prior to any such amendment or termination, for any Fiscal Year or Long-Term Performance Period which has already commenced as of the effective date of the amendment or termination.

                                                                      APPENDIX C

                            PAYLESS SHOESOURCE, INC.

                              STOCK OWNERSHIP PLAN

1. PURPOSE AND EFFECT OF PLAN

     The purpose of the Plan is to provide associates, including executive officers, an opportunity to purchase Common Stock of Payless ShoeSource, Inc. (the "Company") through payroll deductions at a discount on a tax deferred basis. It is believed that this will help attract, motivate and retain highly qualified and talented associates who are important to the Company's success. The Plan is also intended to offer equity ownership in the Company to associates to encourage them to enhance the value of the Company and therefore the price of the Company's Common Stock and the shareowners' return.

     The Plan is intended to comply with Code section 423 and to be a "tax conditioned plan" within the meaning of SEC Rule 16b-3(c).

2. SHARES RESERVED FOR THE PLAN

     There shall be reserved for issuance and purchase by Eligible Associates under the Plan an aggregate of 2,000,000 shares of Common Stock, subject to adjustment as provided in Section 16. Shares purchased for the Plan shall be purchased in the open market or in private transactions, or a combination thereof.

3. DEFINITIONS

     Where indicated by initial capital letters, the following terms shall have the following meanings:

     ACT: The Securities Exchange Act of 1934.

     BASE COMPENSATION: The regular earnings of an Eligible Associate (before withholding or other deductions), including overtime, after any salary reduction contributions pursuant to elections under a plan subject to Code sections 125 or 401(k) and excluding bonuses and any other special payments; provided, that the Committee may expand or narrow the definition of Base Compensation from time to time so long as such definition is consistent with the requirements of Section 423 of the Code.

     BOARD: The Board of Directors of the Company.

     BUSINESS DAY: Each day on which shares of Common Stock are or could be traded on the New York Stock Exchange, or such other definition as the Committee may from time to time specify.

     CODE: The Internal Revenue Code of 1986, as amended, or any subsequently enacted federal revenue law. A reference to a particular section of the Code shall include a reference to any regulations issued under the section and to the corresponding section of any subsequently enacted federal revenue law.

     COMMITTEE: The committee established pursuant to Section 13 to be responsible for the general administration of the Plan.

     COMMON STOCK: The Company's common stock, $.01 par value.

     COMPANY: Payless ShoeSource, Inc. and any successor by merger, consolidation or otherwise.

     ELIGIBLE ASSOCIATE: Each employee, including each executive officer, of the Company and its domestic Subsidiaries who meet the eligibility requirements of
Section 4.

     EMPLOYER: A Participating Company that is the employer of a Participant.

     ENROLLMENT PROCEDURE: The procedure specified from time to time by the Committee to enable an Eligible Associate to participate in the Plan and to authorize payroll deductions pursuant to Section 5.

     FAIR MARKET VALUE: The weighted average price per share paid for all shares purchased on the date in question with respect to a determination of the Purchase Price of Common Stock purchased other than from the Company by an independent trustee or purchasing agent in arms-length transactions. For all other purposes, Fair Market Value shall mean the average of the reported lowest and highest sales prices per share for the Common Stock on the New York Stock Exchange on the date in question, or, if there are no such sales on that date, the reported lowest and highest sales prices per share for the Common Stock on the New York Stock Exchange for the last Business Day prior to the date in question for which sales of the Common Stock were reported.

     INVESTMENT ACCOUNT: The account established for each Participating Associate to hold Common Stock purchased under the Plan pursuant to Section 5.

     INVESTMENT DATE: The date on which the shares of Common Stock are purchased for the Plan.

     MONTH: A calendar month.

     PARENT: Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, as of an Investment Date, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     PARTICIPATING COMPANIES: The Company and its domestic Subsidiaries.

     PARTICIPANT OR PARTICIPATING ASSOCIATE: Eligible Associates who elect to participate in the Plan pursuant to Section 5.

     PAYROLL DEDUCTION ACCOUNT: The account established for a Participating Associate to hold payroll deductions pursuant to Section 5.

     PLAN: The "Payless ShoeSource, Inc. Stock Ownership Plan," as set forth herein and as amended from time to time.

     PURCHASE PRICE: The price for each whole and fractional share of Common Stock, including those purchased by dividend reinvestment, which shall be 85% of the Fair Market Value of such whole or fractional share on the Investment Date; provided, however, the Committee may change such purchase price so long as the purchase price is not lower than the lesser of (i) 85% of the Fair Market Value of the Common Stock on the first day of the applicable purchase period, and
(ii) 85% of the Fair Market Value of the Common Stock on the Investment Date.

     PURCHASE PERIOD: That period specified by the Committee during which payroll deductions shall be accumulated for the purchase of Common Stock under the Plan; provided, that such period shall not have a duration that exceeds the limitations provided in Section 423(b)(7) of the Code.

     RULE 16B-3: Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act, as now and hereafter amended.

     SUBSIDIARY OR SUBSIDIARIES: Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of an Investment Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     TRUSTEE: The trustee of the Plan designated by the Committee as provided in
Section 13.

4. ELIGIBLE ASSOCIATES

     Participation in the Plan shall be open to each associate of a Participating Company (including each executive officer of the Company) who has been continuously employed by one or more Participating Companies for at least one year; provided, that the Committee may establish such other or different employment requirements as it may deem appropriate so long as such other or different requirements are consistent with the provisions of Section 423 of the Code. For purposes of this section any break in service of less than thirty days shall not be deemed to constitute a discontinuance of employment, unless the Committee shall otherwise provide.

     No director of the Company or of any its Subsidiaries who is not an associate shall be eligible to participate in the Plan.

5. ELECTION TO PARTICIPATE; METHOD OF PURCHASE; INVESTMENT ACCOUNTS; DIVIDENDS

     5.1 ELECTION TO PARTICIPATE. Each Eligible Associate may become a Participant effective on the first day of any Month coincident with or following the date the Participant becomes an Eligible Associate by complying with the Enrollment Procedure authorizing specified regular payroll deductions from the Participant's Base Compensation. Such regular payroll deductions shall be subject to a minimum deduction of $5.00 per weekly pay period and $10.00 per bi-weekly pay period and a maximum deduction of $25.00 per weekly pay period and $50.00 per bi-weekly pay period; provided, that the Committee may increase or decrease such minimum and maximum deductions from time to time. All regular payroll deductions shall be credited to the Payroll Deduction Account that the Company has established in the name of the Participant.

     5.2 PURCHASE OF COMMON STOCK. Each Participating Associate having eligible funds in the Participant's Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased the number of shares which the eligible funds in the Participant's Payroll Deduction Account could purchase at the Purchase Price on that Investment Date. All shares purchased shall be maintained by the Trustee in separate Investment Accounts for Participating Associates. Fractional shares will be allocated to accounts under the Plan unless the Committee otherwise provides; provided that share certificates shall only be issued for whole shares. If fractional shares are not allocated to accounts under the Plan, amounts that otherwise would have been applied to the purchase of fractional shares will continue to be held for the Participant and be applied towards the purchase of shares on the last day of the next Purchase Period.

     5.3 TIMING AND MANNER OF PURCHASE. The Committee shall designate Purchase Periods during which funds shall be accumulated in Payroll Deduction Accounts for the purchase of Common Stock. Until otherwise specified the Purchase Periods shall consist of each Month in a year. The Investment Date shall occur during an interval immediately following the end of each Purchase Period having such duration as the Committee shall from time to time specify, provided that until the Committee otherwise specifies, such interval shall be the ten Business Days immediately following the end of the Purchase Period. However, nothing contained in this Plan shall authorize the Committee, the Company or any affiliate of the Company to exercise any direct or indirect control or influence over the times when, or the prices at which, the Trustee or its independent agent may purchase the Common Stock for the Plan, the amounts of the Common Stock to be purchased, the manner in which the Common Stock is to be purchased, or the selection of a broker or dealer (other than the Trustee) through which purchases may be executed; provided, that the Company, the Committee and affiliates of the Company, shall not be deemed to have such control or influence solely because the Committee revises not more than once in any three month period the basis for determining the amount of the Company's contributions to the Plan, the basis for determining the frequency of the Company's allocations to the Plan, or any formula in the Plan that determines the amount or timing of shares to be purchased by the Trustee.

     5.4 DIVIDENDS AND OTHER DISTRIBUTIONS. All cash dividends paid with respect to the whole and fractional shares of the Common Stock and shares so purchased shall be reinvested in Common Stock on the immediately following Investment Date and added to the shares held for a Participating Associate in the Participant's Investment Account. Stock dividends and stock splits received by the Plan will be credited to Participants having Common Stock allocated to their Investment Account to the extent that they are attributable to such allocated Common Stock. Property, other than shares of Common Stock or cash, received by the Trustee as a distribution with respect to Common Stock allocated to Participant Common Stock accounts will be distributed in kind to Participants in proportion to the number of shares of Common Stock contained in their Investment Account.

     5.5 STOCK PURCHASES. The Trustee shall effect purchases of Common Stock on the open market or in private transactions. Purchases shall be made using total amounts contained in all Payroll Deduction Accounts immediately preceding the purchase. The Company will pay the difference between the Purchase Price and the price at which such shares are purchased for the Plan on or prior to the required closing date for the purchase. Expenses incurred in the purchase of shares shall also be paid by the Company.

     5.6 PAYMENT OF DEDUCTIONS TO THE TRUSTEE. Participating Companies shall pay to the Trustee or to the order of the Trustee payroll deductions made during a Month prior to the time required for the closing of purchases of Common Stock for the Plan, as directed by the Committee. Interest shall not accrue on any amount paid to the Trustee or otherwise allocated to an Investment Account pending investment in Common Stock or other distribution.

6. CHANGE IN PARTICIPATION, WITHDRAWALS AND DISTRIBUTIONS

     6.1 PERIOD OF PARTICIPATION. After an Eligible Associate has become a Participant in the Plan, such participation will continue thereafter, so long as the Plan continues in effect, until the employment of the Participant with all Participating Companies terminates, the Participant ceases to make contributions to the Plan and makes a complete withdrawal from the Plan, or the Participant ceases to be an Eligible Associate.

     6.2 CHANGE IN PARTICIPATION. A Participant may change the amount of the Participant's payroll deductions in accordance with rules established by the Committee.

     6.3 PARTIAL WITHDRAWALS. The Trustee shall deliver whole shares allocated to a Participant's Investment Account upon written request for a partial withdrawal received in accordance with rules established by the Committee so long as the Participant's Investment Account following such delivery contains at least one share or such other amount as the Committee may from time to time require. Deliveries shall be made as soon as practicable after the request is received.

     6.4 COMPLETE WITHDRAWAL, TERMINATION OF EMPLOYMENT, DEATH. A Participant may effect a complete withdrawal from the Plan by giving notice in accordance with rules established by the Committee. A withdrawal from the Plan shall also be deemed to occur at such time as the Participant ceases to be an Eligible Associate for any reason, including death, or upon the occurrence of such other event as may herein be specified as one which triggers a withdrawal. The Employer shall give prompt notice to the Trustee of such withdrawal. Upon any such withdrawal the Participant, or the Participant's beneficiary or estate in the case of death, shall be entitled to receive from the Trustee, as soon as practicable after the Trustee shall have completed its purchases of Common Stock hereunder with all funds attributable to amounts received by the Trustee with respect to the part of the Purchase Period that precedes the effective date of such withdrawal: (a) the number of whole shares of Common Stock credited to the account of such Participant, (b) cash in the amount of any fractional share credited to the Participant's Investment Account and (c) any cash balance credited to such Participant's Accounts which has not been invested by the Trustee. In the case of the death of the Participant the deliveries shall be made to the beneficiary designated by the Participating Associate in a writing filed with the Company. If no beneficiary has been designated, or if the designated beneficiary does not survive the Participating Associate, such amount and all shares shall be delivered to the Participant's estate.

     6.5 PLAN RE-ENTRY; SUSPENSION DURING APPROVED LEAVE. A Participant who withdraws from the Plan and continues to otherwise be an Eligible Associate may re-enter the Plan in accordance with such rules as the Committee may establish; provided that until the Committee otherwise specifies, re-entry may be effected at any time in accordance with the Enrollment Procedure. A Participant whose contributions under the Plan shall have been temporarily discontinued shall not be considered to have withdrawn from the Plan.

7. REGISTRATION OF SHARES

     The shares to be delivered to a Participant will be issued in such registration as shall have been specified by the Participant in accordance with procedures established by the Committee. The Committee may, in its discretion, restrict the use of any form of registration other than registration solely in the name of the Participant and may permit such other registrations as may be permitted under Section 423 of the Code and related Code sections and rules. The shares of a Participant who is a minor may, with the consent of the

Committee, and upon written instructions by such associate, be registered in the name of an adult as custodian for such minor associate.

8. REQUIRED NOTICE OF SUBSEQUENT SALE

     As a condition of participation in the Plan, each Participating Associate agrees to notify the Company if the Participant sells or otherwise disposes of any of the Participant's shares of Common Stock within two years of the Investment Date on which such shares were purchased.

9. STATEMENT OF ACCOUNT

     As soon as practicable after the end of each calendar quarter each Participant will receive from the Trustee or the Company a statement of the Participant's account with respect to such period, subject to the right of the Committee to prescribe the form and content of such statement and to otherwise change the frequency, coverage and delivery of such statement.

10. EXERCISE OF VOTING AND OTHER RIGHTS

     Prior to the time when the Trustee makes delivery to the Participating Associate of the shares of Common Stock held in the Participant's Investment Account, the Trustee will exercise all voting rights pertaining to the shares of Common Stock allocated to the Investment Account of each Participant only in accordance with written directions, if any, given to the Trustee by such Participant prior to the date fixed for the exercise of such voting rights. In the absence of such direction, the Trustee shall not vote allocated shares but may vote any unallocated Common Stock in its discretion. All stock rights or offers received by the Trustee with respect to any Common Stock held by it hereunder shall be exercised by the Trustee to the extent appropriately specified in writing by Participants with respect to Common Stock allocated to the Investment Accounts of such Participants. Rights or offers relating to any unallocated Common Stock shall be exercised or otherwise disposed of by the Trustee in its discretion.

11. DESIGNATION OF BENEFICIARY

     A Participant may file with the Company a written designation of a beneficiary with respect to the assets in the accounts of the Participant in the event of the Participant's death, provided that no such designation shall be effective unless so filed prior to the death of the Participant. The written designation of a beneficiary filed with the Company may be changed or revoked by the sole action of the Participant unless such action is precluded by statute. If upon the death of a Participant there is doubt as to the right of any beneficiary to receive any amount, the Committee may direct the Trustee to retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may direct the Trustee to distribute such amount into any court of appropriate jurisdiction, in either of which events neither the Trustee nor the Committee nor any Employer shall be under any further liability to anyone with respect to such amount.

12. SALE OF SHARES

     A Participating Associate shall have the right to direct the Trustee to sell shares in the Participant's Investment Account in lieu of a withdrawal or distribution of the shares in kind; provided that the Committee may adopt rules regulating such elections, the timing of such sales, and requirements that sales be aggregated with other sales. The Committee may also choose to completely or temporarily suspend or terminate such rights. Upon any permitted direction to sell, the Trustee will sell all shares allocated to the Investment Account that are covered by the direction together with any fractional interest that may be aggregated with other fractional interests into a whole share, and remit the proceeds of such sale, less brokerage commissions and other selling expenses to the Participant or other permitted distributee. The Trustee may, consistent with applicable securities laws, sell the shares in private transactions, in the open market, or to the Company. If so directed the Trustee shall sell the shares to the Company. Any sale of shares to the Company shall be effected at Fair Market Value on the date of purchase.

13. ADMINISTRATION OF THE PLAN

     13.1 THE COMMITTEE. The Plan shall be administered by the Committee, which shall consist of not less than two members appointed by the Board. Committee members shall be directors, officers or salaried employees of the Company. The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

     13.2 THE TRUSTEE. The Committee will designate one or more individuals, a bank, trust company or investment firm having trust powers to act as trustee under the Plan (the "Trustee"), with the right in the Committee to change such designation in its discretion. The Trustee will hold all funds received by it under the Plan and, until delivery thereof to the Participants hereunder, all shares of Common Stock acquired by the Trustee under the Plan. The Trustee may rely on all orders, requests, and instructions with respect to the Plan given in writing and signed by any person authorized by the Committee or the Company's Board of Directors, and the Trustee shall not be liable to any person for any action taken in accordance therewith. The Trustee or such other agent as the Trustee may appoint to effect purchases under the Plan shall be an "agent independent of the issuer" within the meaning of Regulation M of the Securities and Exchange Commission, as amended.

     13.3 AUTHORITY OF THE COMMITTEE. Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions (including directing the Trustee as to the acquisition of shares) necessary to implement the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All of such determinations shall be final and binding upon all persons. A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to the action taken signed by all members of the Committee. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. To the extent that the Committee exercises discretionary authority with respect to the establishment and modification of rules, regulations and guidelines for the administration of the Plan, such rules and rule changes shall be made to apply uniformly to all Participants, consistent with the requirements of Section 423 of the Code.

14. LIMITATION ON PURCHASES

     No Participating Associate may purchase during any one calendar year under the Plan (or under any other plan of the Company, a Parent or Subsidiary qualified under Code section 423) shares of Common Stock having an aggregate Fair Market Value (determined by reference to the Fair Market Value on each Investment Date) in excess of the limitations of Code section 423(b)(8).

     A Participating Associate's Payroll Deduction Account may not be used to purchase Common Stock on any Investment Date to the extent that after such purchase the Participating Associate would own (or be considered as owning within the meaning of Code section 424(d)) stock possessing 5 percent or more of the total combined voting power of the Company or its Parent or Subsidiary. For this purpose, Common Stock which the Participating Associate may purchase under any outstanding rights to purchase shall be treated as owned by such Participating Associate. As of the first Investment Date on which this paragraph limits a Participating Associate's ability to purchase Common Stock, the associate shall cease to be an Eligible Associate.

15. RIGHTS NOT TRANSFERABLE

     Rights under the Plan are not transferable by a Participating Associate otherwise than by will or the laws of descent and distribution, and are exercisable, during the Associate's lifetime, only by the Associate.

16. CHANGE IN CAPITAL STRUCTURE

     In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of

Common Stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

     If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

     Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

17. AMENDMENT OF THE PLAN

     The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the shareholders of the Company must approve any amendment that would (i) increase the number of securities that may be issued under the Plan, or (ii) modify the requirements as to eligibility for participation in the Plan.

18. TERMINATION OF THE PLAN

     The Plan and all rights of associates hereunder shall terminate:

          a. on the Investment Date that Participating Associates become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

          b. at any date at the discretion of the Board of Directors.

     In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be issued to Participating Associates on a pro rata basis. Upon termination of the Plan, all amounts in an associate's Payroll Deduction Account that are not used to purchase Common Stock will be refunded.

19. EFFECTIVE DATE OF PLAN

     The Plan was approved by the Board of Directors on March 20, 1997, and shall become effective on August 1, 1997, subject to receiving shareholder approval.

20. GOVERNMENT AND OTHER REGULATIONS

     The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

21. INDEMNIFICATION AND LIABILITY OF COMMITTEE AND TRUSTEE

     The Committee and all persons employed by each Participating Company who are engaged in administering the Plan shall be entitled to rely upon all valuations, certificates and reports furnished by the Trustee or by any accountant or actuary selected by the Committee and upon all opinions given by any legal counsel selected by the Committee. The members of the Committee, the Trustee, each Participating Company, and all persons employed by each Participating Company and the Trustee who are engaged in administering the Plan
(a) shall be fully protected with respect to any action taken by them in good faith and all actions so taken shall be conclusive and binding upon all persons having or claiming to have any interest under the Plan; and (b) shall not be personally liable by reason of any instrument made or executed by them or on their behalf or in the course of administering the Plan or for any mistake of judgment made by them or any other person, or for any neglect, omission or wrongdoing of any other person or for any loss to the Plan unless resulting from their own willful misconduct. No member of the Committee shall have any liability to any person for any action or omission except each for his own individual willful misconduct.

     Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its Articles of Incorporation and Bylaws.

     In addition to the foregoing, each member of the Committee, the Trustee, and each director and officer of each Participating Company shall be indemnified by the Company against all expenses (including costs and attorneys fees) actually and necessarily incurred or paid by such person in connection with the defense of any action, suit or proceeding in any way relating to or arising from the Plan to which the Participant may be made a party by reason of the party being or having been such member of the Committee, Trustee, director or officer or by reason of any action or omission or alleged action or omission by him in such capacity, and against any amount or amounts which may be paid by him (other than to the Employer) in reasonable settlement of any such action, suit or proceeding, where the Company has consented to such settlement. In cases where such action, suit or proceeding shall proceed to final adjudication, such indemnification shall not extend to matters as to which it shall be adjudged that such member of the Committee, Trustee, director or officer is liable for willful misconduct in the performance of the duties of such person as such. The right of indemnification herein provided shall not be exclusive of other rights to which any member of the Committee, Trustee, director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such member of the Committee, Trustee, director or officer and shall inure to the benefit of the heirs, executors, administrators, successor or assigns of such members of the Committee, director or officer.

22. APPLICABLE LAW

     The place of administration of the Plan shall conclusively be deemed to be within the State of Kansas and the validity, construction, interpretation and administration of the Plan and of any rules or regulations or determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be governed by and be determined exclusively and solely in accordance with, the laws of the State of Kansas. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan, or any payment or award made or purportedly made under or in connection therewith, must be commenced, shall be governed by the laws of the State of Kansas, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

                          Bradbury Thompson Center Map

The Bradbury Thompson Center is located on the Washburn University Campus on the southwest corner of the 17th and Jewell Streets. The meeting will be held in Ruth Garvey Fink Room, First Floor of the Bradbury Thompson Center.

Parking is available for you in Parking Lots 10 and 11. From the parking lot, you may enter the Bradbury Thompson Center from the south or east entrances.

                            PAYLESS SHOESOURCE, INC.
                              3231 EAST 6TH STREET
                                 P.O. BOX 1189
                           TOPEKA, KANSAS 66601-1189
                                 (913) 233-5171


        To Shareowners of Payless ShoeSource, Inc.:

        The Annual Meeting of PSS shareowners will be held at Washburn University Bradbury Thompson Center, 1700 College Avenue, corner of 17th and Jewell Streets, Topeka, Kansas on Friday, May 23, 1997, at 10:00 a.m. Central Daylight Time. The enclosed proxy statement provides you with information regarding the meeting.

        It is important that your shares be represented at this meeting. Even if you plan to attend, please promptly sign, date and return your proxy in the enclosed postage-paid envelope.






                                ADMISSION TICKET
        (Please detach this proxy card below and return it in the enclosed envelope. If you are planning to attend the annual meeting, please save this Admission Ticket and bring it to the meeting for admission.)

                             DETACH PROXY CARD HERE

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            [  ]
Management recommends a vote FOR items (a), (b), (c), (d) and (e).

(a) Election of Directors             FOR  [X]         WITHHOLD AUTHORITY  [X]    *EXCEPTIONS  [X]


INSTRUCTIONS: To vote your shares for all nominees, please mark the FOR box in Item (a). To withhold voting for all nominees, please mark the WITHHOLD box. If you do not wish your shares voted FOR a particular nominee, please mark the EXCEPTION box and enter the name of the exception(s) in the space provided.

*Exceptions___________________________________________________________________

(b) Ratification of the appointment of independent auditors.                (d) Proposal to approve the Executive Incentive
                                                                                Compensation Plan for Payless Executives.

    FOR   [X]      AGAINST   [X]       ABSTAIN    [X]                           FOR    [X]      AGAINST   [X]     ABSTAIN    [X]

(c) Proposal to approve the 1996 Stock Incentive Plan, as amended.          (e) Proposal to approve the Payless Stock Ownership
                                                                                Plan.

    FOR   [X]      AGAINST   [X]       ABSTAIN    [X]                           FOR    [X]      AGAINST   [X]     ABSTAIN    [X]

                                                                                If you plan to    [X]     Change of Address and
                                                                                attend the Annual         or Comments Mark Here [X]
                                                                                Meeting, please
                                                                                mark here.

                                                                                Please sign name(s) exactly as shown on this card.
                                                                                Dated:_______________________________________, 1997

                                                                                ___________________________________________________

                                                                                ___________________________________________________
                                                                                                 Signature(s)

                                                                                Votes MUST be indicated
                                                                                (x) in Black or Blue ink.        [X]

   Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.

                       DIRECTIONS TO WASHBURN UNIVERSITY
                            BRADBURY THOMPSON CENTER
                                17th and Jewell
                                 Topeka, Kansas




                                     [MAP]









        The Bradbury Thompson Center is located on the Washburn University Campus on the southwest corner of the 17th and Jewell Streets. The meeting will be held in Ruth Garvey Fink Room, First Floor of the Bradbury Thompson Center.

        Parking is available for you in Parking Lots 10 and 11. From the parking lot you may enter the Bradbury Thompson Center from the south or east entrances.

-------------------------------------------------------------------------------


(PSS)
PROXY PAYLESS SHOESOURCE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 23, 1997.

By signing this card, the undersigned appoints each of Jed L. Norden and William J. Rainey, or each or either of them, with full power of substitution, as proxies for the undersigned, to vote all common shares of the undersigned in Payless ShoeSource, Inc. at the May 23, 1997, Annual Meeting of shareowners, and at any adjournment of the meeting, on all subjects that may properly come before the meeting, subject to the directions on the other side of this card.

The Board of Directors recommends a vote FOR election of all listed director nominees, FOR proposals (b), (c), (d) and (e) on the other side of this card. IF NO DIRECTIONS ARE GIVEN, AND THIS SIGNED CARD IS RETURNED, THE UNDERSIGNED UNDERSTANDS THAT THE PROXIES WILL VOTE IN ACCORDANCE WITH RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN EACH PROXY'S DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

The nominees for the board of directors are Richard A. Jolosky and Robert L. Stark.

Please sign the other side of this card and            PAYLESS SHOESOURCE, INC.
return this card promptly to the address shown         P.O. BOX 11147
on the right in the enclosed return envelope to:       NEW YORK, N.Y. 10203-0147

           (Continued, and to be dated and signed on reverse side.)

                            PAYLESS SHOESOURCE, INC.
                              3231 EAST 6TH STREET
                                 P.O. BOX 1189
                           TOPEKA, KANSAS 66601-1189
                                 (913) 233-5171



        To Members of the Profit Sharing Plan:

        Enclosed please find the Company's 1996 Annual Report to Shareowners and the proxy statement for the 1997 Annual Meeting, a confidential voting instruction card and a return envelope. It is important that you vote. Management's recommendation on each issue and the reasons for the recommendations are described in the proxy statement.

        Please complete, sign and return the confidential voting instruction card; the Profit Sharing Plan trustee (The Bank of New York) will follow your voting instuctions. These instructions cannot be disclosed by the trustee.









                             DETACH PROXY CARD HERE


------------------------------------------------------------------------------------------------------------------------------------
            [  ]
Management recommends a vote FOR items (a), (b), (c), (d) and (e).

(a) Election of Directors             FOR [X]          WITHHOLD AUTHORITY  [X]    * EXCEPTIONS  [X]


INSTRUCTIONS: To vote your shares for all nominees, please mark the FOR box in Item (a). To withhold voting for all nominees, please mark the WITHHOLD box. If you do not wish your shares voted FOR a particular nominee, please mark the EXCEPTION box and enter the name of the exception(s) in the space provided.
*Exceptions___________________________________________________________________

(b) Ratification of the appointment of independent auditors.                (d) Proposal to approve the Executive Incentive
                                                                                Compensation Plan for Payless Executives.

    FOR   [X]      AGAINST   [X]       ABSTAIN    [X]                           FOR    [X]      AGAINST   [X]     ABSTAIN    [X]

(c) Proposal to approve the 1996 Stock Incentive Plan, as amended.          (e) Proposal to approve the Payless Stock Ownership
                                                                                Plan.

    FOR   [X]      AGAINST   [X]       ABSTAIN    [X]                           FOR    [X]      AGAINST   [X]     ABSTAIN    [X]

                                                                                                          Change of Address and
                                                                                                          or Comments Mark Here [X]

                                                                                Please sign name(s) exactly as shown on this card.
                                                                                Dated:_______________________________________, 1997

                                                                                ___________________________________________________

                                                                                ___________________________________________________
                                                                                                 Signature(s)

                                                                                Votes MUST be indicated
                                                                                (x) in Black or Blue ink.        [X]
   Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.

(PSS)
CONFIDENTIAL VOTING INSTRUCTIONS TO THE BANK OF NEW YORK AS TRUSTEE UNDER PAYLESS SHOESOURCE, INC. PROFIT SHARING PLAN.

By signing this card, I appoint the Trustee to vote all shares of common stock of Payless ShoeSource, Inc. represented by units credited to my account in the PSS Common Stock Fund of the Profit Sharing Plan, all as of January 31,
1997 (the latest practicable Valuation Date), at the May 23, 1997, Annual Meeting of the shareowners, and at any adjournment of the meeting, on all subjects that may properly come before the meeting, subject to the directions on the other side of this card.

The Board of Directors recommends a vote FOR election of all listed director nominees, FOR proposals (b), (c), (d) and (e) listed on the other side of this card. IF NO DIRECTIONS ARE GIVEN, AND THIS SIGNED CARD IS RETURNED, I UNDERSTAND THAT THE TRUSTEE WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN ITS DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. If this card is not received by the Trustee on or before May 16, 1997, the Trustee will vote my shares in the same proportion as the other shares held by the Trustee are voted pursuant to instructions received from other participants in the Profit Sharing Plan.

The nominees for the Board of Directors are Richard A. Jolosky and Robert L. Stark.

Please sign the other side of this card and            PAYLESS SHOESOURCE, INC.
return this card promptly to the address shown         P.O. BOX 11147
on the right in the enclosed return envelope to:       NEW YORK, N.Y. 10203-0147


           (Continued, and to be dated and signed on reverse side.)